Exhibit 10.3

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

This Proceeds Disbursing and Security Agreement (this “Agreement”) is entered into as of May 23, 2023 by and among UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee (“Trustee”), solely in its capacity as disbursing agent (the “Disbursing Agent”), NEWLIGHT CAPITAL LLC, a North Carolina limited liability company, as servicer for the benefit of the Disbursing Agent under the Disbursement Documents and as collateral agent for the benefit of the Trustee under the Trust Transaction Documents and as Security Trustee for the benefit of the Security Beneficiaries under the Security Trust Deed (in such capacities, the “Servicer”) and CARBON REVOLUTION OPERATIONS PTY LTD ACN 154 435 355, a company limited by shares and incorporated in Australia (the “Issuer”) and the other Co-Obligors from time to time party hereto.

RECITALS

Disbursing Agent is the Trustee under (and as defined in) the Trust Indenture. Issuer is the Issuer of the Series 2023-A Notes under the Trust Indenture. This Agreement sets forth the terms on which Disbursing Agent will disburse to Issuer the proceeds of the Series 2023-A Notes.

In this Agreement, any obligations of the Issuer to pay principal and interest on the Term Advance are not intended to be separate to, or in addition to, the obligations of the Issuer to pay principal or interest on the Series 2023-A Notes.

AGREEMENT

The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

“Accounts” means, with respect to any Person, all presently existing and hereafter arising accounts, contract rights, rights to payment of monetary obligations, payment intangibles, and all other forms of obligations owing to such Person arising out of the sale, lease, licensing, assignment (or other disposal) of goods, (including, without limitation, the licensing of software and other technology) or the rendering of services by such Person, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by such Person and such Person’s Books relating to any of the foregoing.

“Adjusted EBITDA” means for any period, Net Income (loss), plus (in each case to the extent deducted in determining Net Income for such period) (a) depreciation and amortization expense, (b) stock-based compensation expense, (c) interest expense, (d) income tax expense, (e) amortization of foreign currency (gain) loss, (f) fees, costs and expenses paid or payable in cash (including without limitation all Insurance Policy Premiums and all other amounts payable under Section 2.5 below) incurred or paid by Issuer and any of its Subsidiaries in connection with the Term Advances, the Disbursement Documents, the Series 2023-A Notes, the Trust Indenture, other Trust Transaction Documents and the transactions contemplated thereby up to and including the Closing Date, and (g) one-time transactional fees and costs incurred in connection with the TRCA SPAC Transaction and Qualified Capital Raises, and (h) non-cash expenses and charges and non-recurring expenses and charges as may be pre-approved by Servicer in Servicer’s sole discretion, less capitalized research and development costs.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that directly or indirectly, controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners and Persons holding equivalent positions.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Anti-Terrorism Laws” are any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC and any successors and replacements to such laws and replacements and in each case as amended, modified or supplemented from time to time.

“Australia” means the Commonwealth of Australia.

“Australian Account Control Deed” means the account control deed to be entered into between, among others, [***] (or other banking institution acceptable to Servicer) as account bank, the Security Trustee as the financier and Carbon Revolution Operations Pty Ltd as security provider.

“Australian Co-Obligors” means each Co-Obligor that is incorporated, established or tax resident in Australia.

“Australian Controller” has the meaning given to “Controller” in the Australian Corporations Act.

“Australian Corporate Cards” means the Co-Obligor’s employee corporate credit card accounts.

“Australian Corporations Act” means the Corporations Act 2001 (Cth) (Australia).

“Australian General Security Deed” means the general security deed dated on or about the date of this Agreement between certain Australian Co-Obligors and the Security Trustee.

“Australian Insolvency Proceeding” means in respect of a Co-Obligor or any of its Subsidiaries, the happening of any of the following: (a) an order is made that it be wound up; (b) the appointment of a liquidator to it; (c) the appointment of a provisional liquidator to it and the provisional liquidator is required to admit all debts to proof or pay all debts capable of being admitted to proof proportionately; (d) it is under administration or wound up or has had an Australian Controller appointed to its property (e) it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute, or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the Servicer); or (f) entry by it into a scheme of arrangement or deed of company arrangement, composition with, or assignment for the benefits of, all or any class of, its creditors.

“Australian Lease” means any lease or similar document that is the subject of an Australian Right of Entry Deed including, for the avoidance of doubt, [***].

“Australian PPSA” means the Personal Property Securities Act 2009 (Cth) and any regulations in force at any time under the Australian PPSA, including the Personal Property Securities Regulations 2010 (Cth).

“Australian PPSR” shall have the meaning given to the term “Register” under the Australian PPSA.

“Australian Right of Entry Deeds” means [***].

“Australian Security Documents” means, collectively, the Security Trust Deed, the Australian General Security Deed, the Australian Account Control Deed, the Australian Right of Entry Deeds and each of the mortgages, collateral assignments, security agreements, pledge agreements, account control agreements or other similar agreements delivered to the Security Trustee pursuant to this Agreement or any of the Finance Documents, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Security Trustee as security for the Secured Obligations.

“Available Cash” means, at any time, the amount of Unrestricted Cash held at such time by the Issuer or its Subsidiaries, other than Unrestricted Cash held in accounts outside the United States of America and Australia.

“Blocked Person” is any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which Disbursing Agent or Servicer is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Books” means, with respect to any Person, all of such Person’s books and records including: ledgers; records concerning such Person’s assets or liabilities, Collateral, business, operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of New York or in Melbourne, Australia are authorized or required to close. Any days referenced within this Agreement that are not defined as Business Days shall be calendar days.

“Capital Expenditures” means all liabilities incurred or expenditures for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year in conformance with IFRS. For the avoidance of doubt, capitalized research and development costs shall not constitute Capital Expenditures.

“Carbon Revolution (USA)” means Carbon Revolution (USA) LLC, a Delaware limited liability company.

“Carbon Revolution (USA) Cash Assets” means all cash of Carbon Revolution (USA), including, but not limited to, amounts held in deposit accounts.

“Cash Equivalents” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by a nationally-insured bank and (iv) any such bank’s money market accounts.

“Change in Control” means (A) prior to the consummation of the TRCA SPAC Transaction (which shall not be deemed to be a Change in Control), (i) one or more entities obtain control (as defined in section 50AA of the Australian Corporations Act) of the Parent Company, and/or (ii) an event or series of events by which Parent Company fails at any time to own, directly or indirectly, 100% of the Equity Interests of Issuer and each other Co-Obligor and their respective Subsidiaries free and clear of all Liens (other than the Permitted Liens), and/or (iii) [***], and (B) after the consummation of the TRCA SPAC Transaction, (i) the acquisition by any Person or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of Persons acting in concert of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as amended), directly or indirectly, of [***] or more of the outstanding shares of voting stock of the Issuer, other than in connection with any transaction or transactions in which the Issuer shall become the Subsidiary of a Parent Company, and thereafter, the foregoing shall instead apply to such Parent Company, and/or (ii) [***].

“[***]” [***].

“Closing Date” means the date of this Agreement.

“Co-Obligors” means, collectively, Issuer, Carbon Revolution Limited ACN 128 274 653, Carbon Revolution Technology Pty Ltd ACN 155 413 219, any other Persons required to execute a joinder to this Agreement and the Guarantors, and “Co-Obligor” means any of Issuer, any other Person required to execute a joinder to this Agreement or any Guarantor. For purposes of clarification, Carbon Revolution (USA) and Carbon Revolution (UK) Limited shall not be deemed to be Co-Obligors.

“Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Collateral” means the property described on Exhibit A attached hereto.

“Collective Bargaining Agreement” means that certain Enterprise Agreement among the Issuer and The Australian Manufacturing Workers’ Union, to be executed on or about May 23, 2023.

“Compliance Certificate” has the meaning set forth for such term in Section 6.3(b) below.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person or any other Person; and (iii) all obligations arising under any agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Servicer in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Control Agreement” means any control agreement, in form and substance satisfactory to the Servicer in all respects, entered into among the depository institution at which Issuer or any other Co-Obligor, as applicable, maintains a deposit account or the securities intermediary or commodity intermediary at which Issuer or any other Co-Obligor, as applicable, maintains a securities account or a commodity account, Issuer (or other Co-Obligor), and Servicer pursuant to which Servicer, for the benefit of the Disbursing Agent, is granted and obtains control (within the meaning of the Code) over any such account, and without limitation includes the Australian Account Control Deed.

“Copyrights” means any and all (a) copyrights, copyright rights, copyright applications, copyright registrations, (b) all like protections in each work or authorship and derivative work thereof, all income, royalties, damages, and payments due and/or payable under any of the foregoing, including damages or payments for past or future infringements for any of the foregoing, (c) the right to sue for past, present, and future infringements of any of the foregoing (d) all moral rights of authors and (e) all rights corresponding or equivalent to any of the foregoing anywhere in the world.

Covenant Breach Payment” has the meaning set forth for such term in Section 2.3(b) below.

“[***]” [***].

“Current Ratio” means the ratio of the Co-Obligors’ total current assets divided by total current liabilities, calculated in accordance with IFRS and as reflected on the most recently delivered Compliance Certificate. For the avoidance of doubt, in determining the Co-Obligor’s current total assets, the Co-Obligor’s Available Cash shall not include Earmarked Funds, Carbon Revolution (USA) Cash Assets, or any other cash that is restricted or pledged to secure any other indebtedness.

“[***]” [***].

“Debt Service Reserve” has the meaning set forth for such term in Section 6.28 below.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“[***]” [***].

“Default Rate” has the meaning set forth for such term in Section 2.2(b) below.

“Disbursement Documents” means, collectively, this Agreement, any note or notes executed by Issuer evidencing the Term Advance, the Disbursement Letter, the Disbursement Monitoring Agreement, the Insurance Policy, the Fee Letter, the Australian Security Documents, the Security Trust Deed, any intellectual property security agreements, any Control Agreements, any landlord waivers, bailee waivers or similar documents, the Perfection Certificates, any guaranties, any Subordination Agreements, any other collateral security agreements and any other agreement entered into by Issuer or any other Co-Obligor pursuant to or in connection with this Agreement and any other document, certificate or other writing executed or delivered by Issuer or any other Co-Obligor pursuant to this Agreement or any of the foregoing, in each case as amended, modified or supplemented from time to time; provided, for the avoidance of doubt, “Disbursement Documents” shall exclude the Series 2023-A Notes, the Trust Indenture and the other Trust Transaction Documents.

“Disbursement Letter” is that certain Disbursement Letter agreement in the form of Exhibit C hereto.

“Disbursement Monitoring Agreement” means the Disbursement Monitoring Agreement, by and among Issuer, any other Co-Obligors, the Insurer, Disbursing Agent and the Monitor, dated as of even date herewith, as amended, modified and supplemented from time to time.

“Disbursing Agent” has the meaning specified in the introductory paragraph hereto.

“Disbursing Agent and Related Expenses” means (i) all reasonable costs and expenses (including reasonable attorneys’ fees, costs and expenses) incurred by the Disbursing Agent and the Servicer in connection with the preparation, negotiation, administration, and enforcement of the Finance Documents and the transactions related thereto (including any amendments, waivers, consents or other documents with respect thereto), underwriting, diligence and collateral filings; (ii) all reasonable Collateral audit fees and rating agency fees, and such other fees owing to Disbursing Agent and/or Servicer from time to time pursuant to the Finance Documents; and (iii) Disbursing Agent’s and Servicer’s reasonable attorneys’ fees, costs and expenses incurred in connection with the administration of, amending, enforcing or defending the Finance Documents (including fees, costs and expenses of appeal), whether incurred before, during and after an Insolvency Proceeding, and whether or not suit is brought.

“Disqualified Equity Interests” means any Equity Interest, which, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior Payment in Full of the Secured Obligations and otherwise subordinated on terms satisfactory to the Servicer), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any Equity Interest that would constitute Disqualified Equity Interests, in each case, at any time on or prior to the date that is ninety-one (91) days after the Term Advance Maturity Date.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“[***]” [***].

“Equipment” means, with respect to any Person, all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which such Person has any interest.

“Equity Cure Reserve Fund” has the meaning assigned to such term in the Trust Indenture.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Co-Obligor, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended from time to time (the “IRC”), or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the IRC or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Co-Obligor or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Co-Obligor or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Co-Obligor or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Co-Obligor or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by any Co-Obligor or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Co-Obligor or any ERISA Affiliate of any notice, concerning the imposition upon any Co-Obligor or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning assigned to such term in Article 8 below.

“Excluded Accounts” has the meaning assigned to such term in Section 6.7(b) below.

“Excluded Intellectual Property” means the following:

(a) the Innovation IP to the extent that consent of a counterparty is required for a Lien to be granted by the Issuer or other Co-Obligor over the Innovation IP;

(b) each software licensing agreement in respect of “off-the-shelf” software that is commercially available to the public; and

(c) Intellectual Property Collateral jointly owned pursuant to the [***],

unless, in the case of paragraph (a), such consent has been obtained, in which case the Innovation IP will form part of the Collateral on and from the time such consent has been obtained. The exclusion does not extend to any proceeds of the Issuer or other Co-Obligors in respect of any such Excluded Intellectual Property to the extent that the relevant agreement does not restrict a Lien being given in respect of those proceeds.

“Excluded Tax” means:

(a) any Tax assessed on a Finance Party if that Tax is imposed by a jurisdiction on the net income derived by that Finance Party, but not:

(i) a Tax calculated on or by reference to the gross amount of any payment (without allowance for any deduction) derived by a Finance Party under a Transaction Document, the Series 2023-A Notes, or any other document referred to in a Transaction Document; or

(ii) a Tax imposed as a result of a Finance Party being considered a resident of, or organized or doing business in, that jurisdiction solely as a result of it being a party to a Transaction Document or the Notes or any transaction contemplated by a Transaction Document or the Series 2023-A Notes;

(b) a Tax which would not be required to be deducted by a Co-Obligor if, before the Co-Obligor makes a relevant payment, the relevant Finance Party, or an entity acting on behalf of the Finance Party, provided the Co-Obligor with any of its name, address, tax file number, Australian business number, registration number or similar details or details of any relevant Tax exemption, in each case, to the extent requested by the Co-Obligor and available to such Finance Party; or

(c) any withholding or deduction on account of the Co-Obligor receiving a direction under section 255 of the Tax Act or section 260-5 of Schedule 1 to the Taxation Administration Act 1953 (Cth).

“Excluded Property” has the meaning assigned to such term on Exhibit A.

“Fee Letter” means the Fee Letter, by and between the Co-Obligors and the Servicer, dated as of even date herewith, as amended, modified and supplemented from time to time.

“[***]” [***].

“Finance Document” means each of the Trust Transaction Documents and the Disbursement Documents.

“Finance Party” means:

(a) any Noteholder;

(b) the Trustee;

(c) the Disbursing Agent;

(d) the Servicer;

(e) Security Trustee; and

(f) Insurer,

in each case acting in any capacity under the Finance Documents.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“[***]” [***].

“Good Faith Deposit” has the meaning assigned to such term in Section 2.5(d) below.

“Group Tax Liabilities” means the tax related liabilities set out in subsection 721 10(2) of the Tax Act.

“GST Act” means the A New Tax System (Goods and Services Tax) Act 1999 (Cth) of Australia.

“GST Group” has the meaning given in the GST Act.

“Guarantor” means any Subsidiary (or other Affiliate) of Issuer that provides a guarantee of the Secured Obligations and performance of all obligations by the Issuer and any other Co-Obligor with respect to this Agreement and the other Finance Documents in favor of Disbursing Agent and the Servicer.

“Guaranty” has the meaning assigned to such term in Section 8.9 below.

“Guaranty Documents” has the meaning assigned to such term in Section 8.9 below.

“Head Company” means the head company (as defined in the Tax Act) of a Tax Consolidated Group.

“IFRS” means International Financial Reporting Standards issued by International Accounting Standards Board, as in effect from time to time.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) all obligations that accrue interest or that are of a type upon which interest charges are customarily paid, (e) all obligations that are issued or assumed as full or partial payment for any property, (f) all obligations that are secured by a Lien, (g) all reimbursement obligations with respect to letters of credit and (h) all Contingent Obligations.

“Indirect Tax Amount” has the meaning given by section 444-90(1) of Schedule 1 to the Taxation Administration Act 1953 (Cth).

“Innovation IP” has the meaning given to such term in the [***] as in effect on the date hereof.

“Insolvency Proceeding” means, with respect to any Person, any proceeding commenced by or against any Person under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief. “Insolvency Proceeding” shall include any Australian Insolvency Proceeding.

“Insurance Policy” means that certain Lender Collateral Residual Value Insurance Policy no. [***] with a $60,000,000 limit, issued by the Insurer, dated as of the “Effective Date” (as defined therein), and any supplementary contracts or agreements issued in connection therewith, with respect to Co-Obligors and the Intellectual Property Collateral, with respect to which Disbursing Agent is the “Named Insured;” provided that such Insurance Policy shall be in form and substance acceptable to Servicer in its sole and absolute discretion.

“Insurance Policy Premium” means the amount described in the Insurance Policy as the insurance premium as consideration for the Insurer’s issuance of the Insurance Policy.

“Insurer” means [***].

“Intellectual Property Collateral” means all of Issuer’s and any other Co-Obligor’s right, title, and interest in and to the following: (a) any intellectual property of every kind and nature, including without limitation, all Copyrights, Trademarks and Patents; all trade secrets, domain names, design rights, inventions, software and databases, claims for damages by way of past, present and future infringement of any of the rights included above; (b) all licenses or other rights to use any Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use; (c) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and (d) all proceeds and products of the foregoing, including without limitation all payments under insurance (including without limitation the Insurance Policy) or any indemnity or warranty payable in respect of any of the foregoing.

“Inventory” means, with respect to any Person, all inventory in which such Person has or acquires any interest, including work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of such Person, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and such Person’s Books relating to any of the foregoing.

“Investment” means as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) any loan, advance or extension of credit, (b) any capital contribution or purchase of Equity Interests, (c) any acquisition of property other than upon full payment at fair market value (including the acquisition of equipment and goods in the ordinary course of business) and/or (d) the provision of, or payment for, services to or for the benefit of another Person other than upon full payment at fair market value.

“Issuer” has the meaning specified in the introductory paragraph hereto.

“ITFA” means an agreement where a member of a GST Group may be required to pay an amount to the representative member of the GST Group to fund an Indirect Tax Amount or to reimburse the representative member of the GST Group after payment of an Indirect Tax Amount.

“ITSA” means an agreement of the type contemplated by section 444-90(1A) of Schedule 1 to the Taxation Administration Act 1953 (Cth) and which has the effect that a relevant Indirect Tax Amount is covered by the agreement within the meaning of that section.

“[***]” [***].

“Late Fee” has the meaning set forth for such term in Section 2.3(b) below.

“Legal Fee Deposit” has the meaning assigned to such term in Section 2.5(d) below.

“Lien” means any mortgage, lien (statutory or otherwise), deed of trust, charge, encumbrance charge, pledge, hypothecation, assignment, deposit arrangement, or preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, (i) any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing and (ii) intangible property right, claim, infringement, option, right of first refusal, preemptive right, community property interest or similar restriction of any nature (including any restriction on the voting of any security or restriction on the transfer, use or ownership of any security or other asset)). A license agreement is a Lien if either (a) it is to a related party and is either fully paid or below market or (b) it is exclusive and transfers a substantial portion of the economic value to a third party.

“Loan Monitoring Fees” has the meaning assigned to such term in the Disbursement Monitoring Agreement.

“Material Adverse Effect” means a material adverse effect on (i) the business, properties, liabilities, operations or condition (financial or otherwise) or prospects of Issuer and the other Co-Obligors taken as a whole or

(ii) the ability of Issuer or any other Co-Obligor to repay the Secured Obligations or otherwise perform its obligations under the Finance Documents or (iii) the value or priority of Servicer’s security interests in the Collateral of any Co-Obligor or (iv) the legality, validity, binding effect or enforceability against the Issuer or any Co-Obligor of any Finance Document to which it is a party.

“Monitor” means Servicer, in its capacity as the provider of Monitoring Services and Collateral Enforcement Services (and as such terms are defined in the Disbursement Monitoring Agreement) under and any other services under the Disbursement Monitoring Agreement.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Negotiable Collateral” means, with respect to any Person, all letters of credit of which such Person is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and such Person’s Books relating to any of the foregoing.

“Net Income” means, as calculated on a consolidated basis for Issuer and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for Taxes, of Issuer and its Subsidiaries for such period taken as a single accounting period.

“Non-Call Period” has the meaning assigned to such term in Section 2.1(a) below.

“Noteholder” has the meaning given to that term in the Trust Indenture.

“Obligations” means, subject to the qualification below, all debt, principal, interest, liabilities, obligations, covenants and duties, fees, indemnities, Disbursing Agent and Related Expenses and other amounts owed to Disbursing Agent, Servicer, Security Trustee and/or the Insurer (including, without limitation the Reimbursement Obligation and Qualified Capital Raise Premiums) by any Co-Obligor pursuant to this Agreement or any other Finance Document, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including any interest and fees that accrue after the commencement of an Insolvency Proceeding (regardless of whether such interest and fees are allowed claims in such proceeding) and including any debt, liability, or obligation owing by any Co-Obligor to others that Disbursing Agent, Servicer and/or the Insurer may have obtained by assignment, subrogation or otherwise

Issuer’s obligation to make principal and interest payments to Disbursing Agent shall not be construed as an obligation that is separate from Issuer’s obligation to make principal and interest payments to the Noteholders. In such instances, Disbursing Agent operates as a conduit to whom Issuer pays amounts necessary to fund its underlying obligations to make principal and interest payments to the Noteholders.

“OEM Customer” means the relevant counterparties to the Other OEM Program Terms.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Other OEM Program Terms” means [***].

“Parent Company” means (i) initially after the Closing Date, Carbon Revolution Limited ACN 128 274 653, and (ii) after the consummation of the TRCA SPAC Transaction, the entity that owns 100% of the outstanding shares of voting stock of Carbon Revolution Limited.

“Patents” means (a) all patents, letters patent of the United States of America or the equivalent thereof in any other country, all patent registrations and recordings, all patent applications, (b) all like protections including without limitation divisions, continuations, renewals, reissues, extensions, re-examinations and continuations-in-part of the same, utility models and similar industrial rights, and the inventions disclosed or claimed therein, (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past or future infringements for any of the foregoing, (d) the right to sue for past, present, and future infringements of any of the foregoing, and (e) all rights corresponding or equivalent to any of the foregoing anywhere in the world.

“Patriot Act” has the meaning assigned to such term in Section 13.9 below.

“Payment in Full” means the indefeasible payment in dollars in full in cash of all Secured Obligations and payment in full in cash and performance in full of all other obligations, agreements, covenants and duties under the Finance Documents (excluding contingent indemnification obligations for which a claim has not been asserted). For the avoidance of doubt, repayment of the Series 2023-A Notes with the proceeds of the Insurance Policy or other payment by the Insurer shall not constitute “Payment in Full” hereunder. “Paid in Full” shall have the correlative meaning.

“Payment Reserve Fund” has the meaning assigned to such term in the Trust Indenture.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificates” mean, collectively, the Perfection Certificate, dated as of the Closing Date, executed and delivered by the Co-Obligors, any and all information questionnaires and the responses thereto provided by Issuer and/or any other Co-Obligor and delivered to Servicer, including those delivered on the Closing Date and those delivered after the Closing Date pursuant to Section 3.1 below and Section 4.5 below.

“Permitted Indebtedness” means:

(a) Indebtedness of Issuer or any other Co-Obligor in favor of Disbursing Agent arising under this Agreement or any other Finance Document;

(b) Indebtedness of Issuer or any other Co-Obligor arising under the Series 2023-A Notes, Trust Indenture or any other Trust Transaction Document;

(c) Indebtedness of Issuer or any other Co-Obligor existing on the Closing Date that is disclosed in Schedule 7.4 hereto;

(d) Indebtedness of Issuer or any other Co-Obligor secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) the outstanding amount of such Indebtedness does not exceed [***] in the aggregate for Issuer and all other Co-Obligors at any time;

(e) Subordinated Debt issued by Issuer or any other Co-Obligor (and otherwise expressly permitted hereunder);

(f) Indebtedness to trade creditors of Issuer or any other Co-Obligor incurred in the ordinary course of business;

(g) Indebtedness of Issuer or any other Co-Obligor arising from the endorsement of instruments for deposit or collection in the ordinary course of business;

(h) intercompany Indebtedness among or between one or more of Issuer and any other Co-Obligor;

(i) Indebtedness consisting of the financing of insurance premiums (other than the Insurance Policy Premium) by the Issuer or any other Co-Obligors in the ordinary course of business, not to exceed [***] of premiums in the aggregate with respect to the Issuer and all other Co-Obligors while this Agreement is in effect;

(j) Indebtedness of Issuer or any other Co-Obligor incurred in the ordinary course of business in connection with corporate credit cards issued for the benefit of Issuer or such other Co-Obligor, not to exceed [***] in the aggregate with respect to the Issuer and all other Co-Obligors outstanding at any time;

(k) unsecured obligations (contingent or otherwise) existing or arising under any hedging or swap contracts entered into in by Issuer or any other Co-Obligor in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and not for speculative purposes;

(l) Indebtedness of Issuer or any other Co-Obligor arising from judgments not constituting an Event of Default;

(m) Indebtedness of Issuer or any other Co-Obligor with respect to and resulting from customer deposits and advance payments received by them in the ordinary course of business;

(n) Indebtedness of Issuer with respect to [***];

(o) Indebtedness of Issuer with respect to [***];

(p) [***];

(q) Indebtedness of Issuer or any other Co-Obligor with respect to Australian Corporate Cards in an aggregate principal amount not to exceed [***] outstanding at any time;

(r) other Indebtedness of Issuer or any other Co-Obligors in an aggregate principal amount not to exceed [***] with respect to the Issuer and any other Co-Obligors outstanding at any time;

(s) extensions, refinancings and renewals of any items of Permitted Indebtedness referred to in clause (c) above, provided that the principal amount thereof is not increased or the terms modified to impose more burdensome terms upon Issuer or any Subsidiary or other Co-Obligor, as the case may be; and

(t) cash and cash equivalents of Issuer or any other Co-Obligors pledged to secure leased location security deposits in an aggregate principal amount not to exceed [***] with respect to the Issuer and any other Co-Obligors outstanding at any time.

“Permitted Investment” means:

(a) Investments of Issuer or any other Co-Obligor existing on the Closing Date that are disclosed in Schedule 7.7 hereto;

(b) with respect to Issuer or any other Co-Obligor, Investments consisting of Cash Equivalents;

(c) with respect to Issuer or any other Co-Obligor the repurchase of stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed [***] for Issuer and any other Co-Obligors per fiscal year;

(d) Investments made by any Co-Obligor in another Co-Obligor;

(e) Investments not to exceed [***] in the aggregate with respect to Issuer and any other Co-Obligors in any fiscal year consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business;

(f) Investments (including debt obligations) received by Issuer or any other Co-Obligor in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of such Issuer’s or Co-Obligor’s business;

(g) to the extent constituting an Investment, guaranties by Issuer or any other Co-Obligor of Permitted Indebtedness; and

(h) other Investments not to exceed [***] in the aggregate by Issuer and any other Co-Obligors while this Agreement is in effect.

“Permitted Liens” means the following:

(a) (i) any Liens existing on the Closing Date that are disclosed in Schedule 7.5 hereto; and (ii) any Liens arising under this Agreement, the other Finance Documents, the Trust Indenture or the other Trust Transaction Documents securing the Series 2023-A Notes or the Secured Obligations;

(b) Liens for Taxes, fees, assessments or other governmental charges or levies owed by Issuer or any other Co-Obligor, that are either not delinquent or are being contested in good faith by appropriate proceedings, provided the same have no priority over any of Servicer’s security interests;

(c) (i) Liens upon or in any equipment which was not financed under this Agreement acquired or held by Issuer or any other Co-Obligor to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) Liens securing Indebtedness in respect of equipment at the time of its acquisition by Issuer or such other Co-Obligor, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, provided that the Liens in this clause (c) hereof do not exceed [***] in the aggregate for Issuer and all other Co-Obligors at any time;

(d) Liens in favor of customs and revenue authorities imposed as a matter of law to secure payments of customs duties owed by Issuer or any other Co-Obligor in connection with the importation of goods in the ordinary course of business of Issuer or any other Co-Obligor;

(e) Liens or retentions of title or similar arrangement in favor of a seller of goods to the Issuer or any other Co-Obligor to the extent that it secures goods acquired in the ordinary course of business of the Issuer or any other Co-Obligor;

(f) Liens securing the amount of any judgment, decree or attachment involving Issuer or any other Co-Obligor not constituting an Event of Default hereunder (including without limitation under Section 8.4 below (Attachment) or Section 8.7 below (Judgments));

(g) easements, rights-of-way, restrictions and other similar encumbrances on real property of Issuer or any other Co-Obligor, incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Issuer or any Co-Obligor;

(h) statutory or contractual Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties against Issuer or any other Co-Obligor and arising in the ordinary course of business;

(i) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations imposed by law and incurred in the ordinary course of business (other than Liens imposed by ERISA);

(j) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a)(i) or (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(k) deposits made by Issuer or any other Co-Obligor to secure the performance of bids, tenders, trade contracts, leases, government contracts, statutory obligations, surety, stay, customs and appeal bonds, performance and return money bonds, other security indebtedness and other obligations of a like nature incurred in the ordinary course of business and which do not represent an obligation for borrowed money;

(l) Liens in favor of other financial institutions arising in connection with Issuer’s or any Co-Obligor’s deposit and/or securities accounts held at such institutions, provided that Servicer has a perfected security interest in such accounts to the extent required under Section 6.7 below;

(m) Liens on insurance proceeds securing the payment of financed insurance premiums (other than the Insurance Policy Premium), which financing is permitted by clause (i) of the definition of “Permitted Indebtedness.”

“Permitted Transfers” means the conveyance, sale, lease, transfer or disposition by Issuer or any other Co-Obligor of:

(a) Inventory or other assets, or the expenditure of cash of such Issuer or other Co-Obligor in the ordinary course of business;

(b) worn-out, surplus or obsolete Equipment of Issuer or other Co-Obligor disposed of in the ordinary course of business;

(c) Assets of the Issuer or any other Co-Obligor in connection with a transaction or transactions involving Issuer or any other Co-Obligor permitted pursuant to Section 7.3 below; or

(d) other assets of Issuer or any other Co-Obligor that do not exceed [***] in the aggregate with respect to the Issuer and all other Co-Obligors during any fiscal year.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which any Co-Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Qualified Capital Raise” means any of the Co-Obligors’ (i) issuance of Qualified Equity Interests, or (ii) issuance of Subordinated Debt (or any combination of the forgoing) and, in each case, subject to a Subordination Agreement. For the avoidance of doubt, a Qualified Capital Raise does not include $60,000,000 committed by Yorkville assumed in financial model 2023; provided that for the avoidance of doubt, the capital raised as contemplated by clause (p) of the definition of Permitted Indebtedness shall be considered a Qualified Capital Raise.

“Qualified Capital Raise Premium” has the meaning assigned to such term in the Fee Letter.

“Qualified Equity Interests” means any Equity Interest that is not a Disqualified Equity Interest.

“[***]” [***]

“Reimbursement Obligation” has the meaning assigned to such term in Section 2.2(b).

“Responsible Officer” means, with respect to Issuer or any other Co-Obligor, each of the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer of such Person.

“Secured Obligations” has the meaning given to such term in the Security Trust Deed.

“Security Beneficiary” has the meaning given to such term in the Security Trust Deed.

“Security Trust Deed” means the security trust deed dated on or about the date of this Agreement between, among others, the Australian Co-Obligors and the Security Trustee.

“Security Trustee” means Newlight Capital LLC, in its capacity as trustee of the security trust established under the Security Trust Deed, and any of its successors and permitted assigns.

“Series 2023-A Notes” means the fully registered “Series 2023-A Notes” issued under and as defined in the Trust Indenture.

“Servicer” has the meaning specified in the introductory paragraph hereto.

“Servicer Agent” has the meaning assigned to such term in Section 9.8 below.

“Servicing Agreement” means the Trustee Services Agreement by and among, Issuer, any other Co-Obligors, the Servicer and the Disbursing Agent, dated as of even date herewith, as amended, modified or supplemented from time to time.

“Shares” means, with respect to any Person, all of the issued and outstanding capital stock, membership units, Equity Interests or other securities owned or held of record by such Person in any Subsidiary of such Person.

“Solvent” means, (a) with respect to an Australian Co-Obligor and any Subsidiary incorporated in Australia, that entity is, on an individual basis, solvent for the purposes of s. 95A(1) of the Australian Corporations Act, and (b) with respect to any other Person on a particular date, that on such date (i) at fair market value, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (ii) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature and (v) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.

“Specified Existing Debt” means the means the indebtedness set forth in Section 5.b. of the Perfection Certificate, other than [***].

“Subordination Agreement” has the definition set forth for such term in the definition of “Subordinated Debt” below.

“Subordinated Debt” means debt incurred by Issuer or any other Co-Obligor the terms and conditions of which are acceptable to Servicer and do not provide for cash payments of principal or interest during the term thereof, none of the principal of which is payable until at least 180 days after the termination of this Agreement and that is subordinated to the Secured Obligations in a written subordination agreement (which may be in the form of subordination provisions included in any related note purchase agreement and notes) in favor of Servicer and/or the Disbursing Agent, in each case on terms and in form and substance acceptable to Servicer (and identified as being such by Issuer or such Co-Obligor and Servicer) (each, a “Subordination Agreement”).

“Subsidiary” means any corporation, company or partnership in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock or other units of ownership which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers, trustees or other governing body of the entity, at the time as of which any determination is being made, is owned, by Issuer and/or any other Co-Obligor, either directly or through an Affiliate or Affiliates.

“Tax” or “Taxes” means all present or future taxes (including any consumption tax, goods and services tax and value added tax), levies, imposts, duties (including stamp duty, financial institutions duty, transaction duty and bank account debit tax), deductions, withholdings (including backup withholding), assessments, fees or other charges assessed, levied, imposed or collected by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Act” means the Income Tax Assessment Act 1936 (Cth), the Income Tax Assessment Act 1997 (Cth) or the Taxation Administration Act 1953 (Cth), as the context requires.

“Tax Consolidated Group” means a “consolidated group” or a “MEC group” as defined in the Tax Act.

“Tax Deduction” shall mean a deduction or withholding (to the extent permitted by law) for or on account of Tax from a payment under a Transaction Document or any of the Series 2023-A Notes.

“Tax Funding Agreement” means a tax funding agreement between the members of a Tax Consolidated Group, which includes:

(a) reasonably appropriate arrangements for the funding by members of the Tax Consolidated Group of Group Tax Liabilities payable by the Head Company having regard to the stand alone tax position of each member of the Tax Consolidated Group;

(b) an undertaking from the Head Company of the Tax Consolidated Group to compensate each other member of the Tax Consolidated Group adequately for the use by the Head Company of Tax attributes (including tax losses and tax offsets) generated by that member; and

(c) an undertaking from the Head Company to pay all Group Tax Liabilities of the Tax Consolidated Group.

“Tax Sharing Agreement” means an agreement of the type contemplated by section 721 25 of the Tax Act and which has the effect that each Group Tax Liability is covered by the agreement within the meaning of that section.

“Term Advance” is defined in Section 2.1(a) below.

“Term Advance Maturity Date” means May 1, 2027.

“Term Advance Payment” is defined in Section 2.1(d) below.

“[***]” is [***].

“TRCA SPAC Transaction” means the transaction under which Carbon Revolution Limited (Irish Registered number 607450) will directly or indirectly acquire both Carbon Revolution Limited and Twin Ridge Capital Acquisition Corp.

“Trademarks” means, with respect to any Person, (a) any and all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, common law marks, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter acquired, whether registered or unregistered, applications to register and registrations of the same and like protections, (b) all goodwill of the business of such Person connected with and symbolized by the foregoing, (c) all other assets, rights and interests that uniquely reflect or embody such goodwill, (d) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past or future infringements for any of the foregoing, (e) the right to sue for past, present, and future infringements of any of the foregoing, and (f) all rights corresponding or equivalent to any of the foregoing anywhere in the world.

“Transfer” is defined in Section 7.1 below.

“Trustee” has the meaning specified in the introductory paragraph hereto.

“Trust Indenture” means that certain Trust Indenture of even date herewith, by and between Issuer, as “Issuer,” and Disbursing Agent, as “Trustee,” pursuant to which certain Note Purchasers (as defined therein) will purchase the Series 2023-A Notes, all as more particularly described, and subject to the terms and conditions therein.

“Trust Transaction Documents” mean the Series 2023-A Notes, Trust Indenture, Placement Agreement (as such term is defined in the Trust Indenture), Servicing Agreement and any other agreement entered into by Issuer or any other Co-Obligor pursuant or in connection with the foregoing documents and any other document, certificate or other writing executed or delivered by Issuer or any other Co-Obligor pursuant to the Trust Indenture or any of the foregoing, in each case as amended, modified or supplemented from time to time; provided that for the avoidance of doubt, “Trust Transaction Documents” shall not include Disbursement Documents.

“Unrestricted Cash” means, as of any date, unrestricted cash and cash equivalents owned by the Issuer and its Subsidiaries that are not, and are not presently required under the terms of any agreement or other arrangement binding on the Issuer or its Subsidiaries on such date to be, (a) pledged to or held in one or more accounts under the control of one or more creditors of the Issuer or its Subsidiaries or (b) otherwise segregated from the general assets of the Issuer and its Subsidiaries, in one or more special accounts or otherwise, for the purpose of securing or providing a source of payment for indebtedness or other obligations that are or from time to time may be owed to one or more creditors of the Issuer or its Subsidiaries. It is agreed that cash and cash equivalents held in ordinary deposit or security accounts and not subject to any existing or contingent restrictions on transfer by the Issuer or its Subsidiaries will not be excluded from Unrestricted Cash by reason of setoff rights or other Liens created by law or by applicable account agreements in favor of the depositary institutions or security intermediaries. [***]

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.2 Accounting Terms and Currency Translation. All accounting terms not specifically defined herein shall be construed in accordance with IFRS and all calculations made hereunder shall be made in accordance with IFRS. When used herein, the terms “financial statements” shall include the notes and schedules thereto.

1.3 Australian Terms. In this Agreement, where it relates to a person or entity incorporated or established under the laws of Australia and including, for the avoidance of doubt, the Australian Co-Obligors, a reference to (a) a person being insolvent means such person being insolvent within the meaning of section 95A of the Australian Corporations Act, (b) a lien or security interest includes any “security interest” as defined in sections 12(1) or (2) of the Australian PPSA and (c) a deposit account includes an “ADI Account” as defined in section 10 of the Australian PPSA.

1.4 Australian PPSA Provisions. Where the Security Trustee has a “security interest” (as defined in section 12(1) and 12(2) the Australian PPSA) under any Finance Document, to the extent the law permits

(i) for the purposes of sections 115(1) and 115(7) of the Australian PPSA: (A) the Security Trustee with the benefit of the security interest need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4) of the Australian PPSA; and (B) sections 142 and 143 of the Australian PPSA are excluded; (ii) for the purposes of section 115(7) of the Australian PPSA, the Security Trustee with the benefit of the security interest need not comply with sections 132 and 137(3); (iii) each party to this Agreement waives its right to receive from the Security Trustee any notice required under the Australian PPSA (including a notice of a verification statement); and (iv) if the collateral agent with the benefit of a security interest exercises a right, power or remedy in connection with it, that exercise is taken not to be an exercise of a right, power or remedy under the Australian PPSA unless the Security Trustee states otherwise at the time of exercise (however, this clause does not apply to a right, power or remedy which can only be exercised under the Australian PPSA). This does not affect any rights a person has or would have other than by reason of the Australian PPSA and applies despite any other clause in any Finance Document.

1.5 Australian Code of Banking Practice. The parties hereto agree that Code of Banking Practice published by the Australian Banking Association (as amended, revised or amended and restated from time to time) does not apply to the Finance Documents or the transactions under them.

2. TERMS OF PAYMENT.

2.1 Term Advance.

(a) Term Advance. Subject to the terms and conditions of this Agreement, Disbursing Agent shall disburse to Issuer on the Closing Date, or as soon thereafter as practical, the proceeds of the Series 2023-A Notes issued under the Trust Indenture, in an aggregate amount of Sixty Million Dollars ($60,000,000) (such advance, the “Term Advance”).

(b) Repayments to Disbursing Agent in Satisfaction of Obligation to Noteholders. Issuer promises to pay to the order of Disbursing Agent, in lawful money of the United States of America, the aggregate unpaid principal amount of the Term Advance disbursed by Disbursing Agent to Issuer hereunder. Issuer shall also pay interest on the unpaid principal amount of the Term Advance at rates and at times in accordance with the terms hereof. Notwithstanding anything to the contrary contained herein or in any other Finance Document, Issuer’s promise to pay to the order of Disbursing Agent the aggregate unpaid principal amount of the Term Advance and interest on the unpaid principal amount of the Term Advance shall not give rise to an obligation of Issuer to that is separate to its obligation to pay principal and interest on the Series 2023-A Notes. At all times, Issuer’s payment of the aggregate unpaid principal amount of the Term Advance and interest on the unpaid principal amount of the Term Advance is to be construed solely as the whole or partial satisfaction of Issuer’s obligation to make payments of principal and interest to the Noteholders.

(c) Relationship with Series 2023-A Notes. Notwithstanding any provision to the contrary contained herein or in any Finance Document, the Term Advance shall be deemed to be repaid or prepaid to the same extent, in the same amounts and at the same times, as the Series 2023-A Notes are redeemed with funds provided by the Issuer, and/or amounts from the Expense Fund (as defined in the Trust Indenture) supplied by the Issuer and/or the “Trust Estate” (as defined in the Trust Indenture) (but not to the extent repaid or prepaid with the proceeds of the Insurance Policy, or other payment by the Insurer), applied, under and in accordance with the Trust Indenture to the payment of the Series 2023-A Notes, and to the extent that funds sufficient to pay the Series 2023-A Notes in full have been irrevocably deposited by the Issuer with the Trustee (but not to the extent repaid or prepaid with the proceeds of the Insurance Policy, or other payment by the Insurer), the corresponding liability of Issuer to Disbursing Agent for the payment of the Term Advance will forthwith cease, be satisfied and be completely discharged. For the avoidance of doubt, it is understood that, notwithstanding the foregoing, (i) any Secured Obligations (or any other obligations owed to Servicer, Disbursing Agent or Insurer by the Issuer under the Finance Documents not included within the Secured Obligations) not so paid shall remain outstanding and this Agreement and any other Finance Documents shall remain and be in full force and effect, (ii) no portion of the Term Advance shall be deemed to be repaid to the extent that the Series 2023-A Notes are redeemed or paid from the proceeds of the Insurance Policy, and in such event the outstanding Term Advance and all other Secured Obligations and this Agreement and any other Finance Documents shall be deemed to remain outstanding and shall remain and be in full force and effect and (iii) the foregoing shall not impair the Reimbursement Obligation of the Issuer under the Disbursement Documents.

(d) Repayment. Subject to Sections 2.1(b) and 2.1(c) above, with respect to the Term Advance, Issuer shall make interest only payments on the unpaid principal amount of the Term Advance in arrears, commencing on the first (1st) day of each month beginning June 1, 2023 (for interest accruing from the Closing Date through May 31, 2023) and ending on November 30, 2024. Beginning on December 1, 2024, Issuer shall repay the Term Advance in thirty (30) equal installments of principal in the amount of $2,000,000.00, plus accrued interest on the unpaid principal amount of the Term Advance (each a “Term Advance Payment”), in each case payable on the first (1st) day of each month ending on Term Advance Maturity Date. All remaining Obligations (including, without limitation, outstanding principal of, and accrued and unpaid interest on, the Term Advance) outstanding after the final Term Advance Payment (if any), shall be due and payable on the Term Advance Maturity Date. The Term Advance (or any portion thereof), once prepaid or repaid, may not be reborrowed.

(e) Prepayment. Subject to Sections 2.1(b) and 2.1(c) above:

(i) Voluntary Prepayment. Issuer shall have the option, but only after November 23, 2023 (the “Non-Call Period”), to prepay all or any part of the Term Advance disbursed by Disbursing Agent under this Agreement, without premium or penalty, provided that Issuer (A) delivers written notice to Disbursing Agent and Servicer of its election to prepay the Term Advance (and the principal amount of the prepayment) at least twenty (20) days prior to such prepayment and (B) pays, on the date of such prepayment, (a) the outstanding principal to be prepaid with respect to the Term Advance, plus any accrued but unpaid interest thereon, plus (b) all other outstanding Obligations, including Disbursing Agent and Related Expenses, if any, that shall have become due and payable hereunder. Any principal prepayments of the Term Advance shall be applied pro rata to the remaining scheduled installments of the Term Advance. The Issuer may revoke the notice delivered under clause (A) hereof by providing written notice to the Trustee of such revocation at least three (3) Business Days prior to such prepayment date as further set forth in Sections 4.07 and 4.08 of the Trust Indenture.

(ii) Mandatory Prepayment Upon an Acceleration. If the Term Advance is accelerated following the occurrence and continuance of an Event of Default or otherwise in accordance with this Agreement, Issuer shall immediately pay to Disbursing Agent an amount equal to the sum of (x) all outstanding principal of the Term Advance, plus all accrued but unpaid interest thereon, plus (y) all other Obligations, including Disbursing Agent and Related Expenses, including interest at the Default Rate with respect to any past due amounts.

(iii) [***]. [***]

(f) Insurance Reimbursement. Notwithstanding the forgoing, or anything to the contrary contained herein or in any other Finance Document, Issuer and each other Co-Obligor shall be obligated to reimburse the Insurer for any payment made by the Insurer under the Insurance Policy (the “Reimbursement Obligation”). The Co-Obligors’ Reimbursement Obligation shall be absolute and unconditional, without regard to (i) the genuineness, validity, regularity, discharge, release or enforceability of any instrument or document evidencing any of the Secured Obligations or the Reimbursement Obligation, or any other collateral security therefor or right of offset with respect thereto at any time or from time to time held by the Servicer or Disbursing Agent (or the Insurer), (ii) any defense, set-off or counterclaim which may at any time be available to or be asserted by any Co-Obligor or any other Person against the Servicer, Disbursing Agent, Trustee, any Noteholder (as defined in the Trust Indenture), the Insurer or any other Person, (iii) whether any or all Secured Obligations or the Reimbursement Obligation, at any particular time, shall have been paid in full, or (iv) any other circumstance whatsoever (with or without notice to or knowledge of any of the Co-Obligors) which constitutes, or might be construed to constitute, an equitable or legal discharge of any of the Co-Obligors for any of the Secured Obligations or the Reimbursement Obligation, in bankruptcy or in any other instance.

2.2 Interest Rates, Payments, and Calculations.

(a) Interest Rate. The interest rate on the Term Advance shall be the same as the interest rate under the Series 2023-A Notes and shall be calculated by reference to the Series 2023-A Notes.

(b) Late Fee; Default Rate; Covenant Breach Payment. If any payment of any of the Obligations is not made when due, Issuer shall immediately pay for each payment not made when due a late fee (“Late Fee”) (in addition to any other amounts payable in connection with such late payment) [***] for each such payment not made when due. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable to the Series 2023-A Notes immediately prior to the occurrence of an Event of Default (the “Default Rate”). Any and all Late Fees, and interest (including any interest paid at the Default Rate) shall be nonrefundable. Any Late Fee, and the portion of any interest payable at Default Rate that is above the amount of the interest payable at the interest rate applicable immediately prior to the occurrence and during the continuance of an Event of Default shall be paid directly to Servicer or if paid to or collected by the Disbursing Agent shall be for the sole benefit of Servicer and shall be immediately remitted to Servicer. [***]

In addition, the Issuer shall pay, promptly upon demand therefor, any costs and expenses (including legal fees and expenses) incurred by or on behalf of Servicer incurred in connection with such Event of Default.

(c) Payments. Interest on each Term Advance shall be due and payable in arrears, on the first (1st) calendar day of each month during the term hereof, commencing with the first such day of the first full month to occur after the date of such Term Advance. Any payment of interest under the Term Advance will be taken to be a payment of interest under the Series 2023-A Notes. Servicer may, at its option, charge any or all Disbursing Agent and Related Expenses, other Obligations and Late Fees against Issuer’s deposit accounts, all as provided in the Trust Indenture. All payments shall be subject to Sections 2.6 and 2.7 below.

(d) Computation. All interest chargeable under the Disbursement Documents shall be computed on the basis of a three-hundred-sixty (360) day year consisting of twelve (12) months of thirty (30) days for the actual number of days elapsed.

(e) Debit of Accounts. In connection with the Servicer’s exercise of remedies hereunder after the occurrence and during the continuance of an Event of Default, the Servicer is authorized by Issuer and each other Co-Obligor to give notice of sole control or any other instruction under any Control Agreement.

2.3 Crediting Payments. Prior to the occurrence of an Event of Default, Disbursing Agent shall credit a wire transfer of funds, check or other item of payment to such account held by the Disbursing Agent, as Trustee, under the Trust Indenture, as Issuer specifies. After the occurrence of an Event of Default, the receipt by Disbursing Agent of any wire transfer of funds, check, or other item of payment shall be deposited with the Disbursing Agent, as Trustee under the Trust Indenture, for application in accordance with the Trust Indenture. In no event shall any item be considered a payment on account unless and until such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Disbursing Agent after 12:00 noon Pacific time shall be deemed to have been received by Disbursing Agent as of the opening of business on the immediately following Business Day. Whenever any payment to Disbursing Agent under the Finance Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.4 Fees. Issuer shall pay to Servicer (for the account of the respective recipient thereof), the amounts set forth in the Fee Letter and the amounts set forth on the Disbursement Letter that are being paid on the Closing Date) and any and all Disbursing Agent and Related Expenses incurred through the Closing Date, and, after the Closing Date, all Disbursing Agent and Related Expenses, as and when they are incurred by Disbursing Agent or Servicer.

2.5 Term. This Agreement shall become effective on the Closing Date and, subject to Section 13.7 below, shall continue in full force and effect for so long as (i) any Secured Obligations (other than contingent indemnification obligations for which no claim has been made) remain outstanding and have not been Paid in Full, and/or (ii) the Disbursing Agent has any obligation to disburse the Term Advance under this Agreement. Notwithstanding the foregoing, the Disbursing Agent shall have the right to terminate its obligation to make the Term Advance under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Servicer’s Lien on the Collateral and each Australian Security Document shall remain in effect for so long as any Obligations are outstanding (other than contingent indemnification obligations for which no claim has been made).

2.6 Tax gross-up.

(a) Each Co-Obligor shall make all payments to be made by it under the Transaction Documents or the Notes without any Tax Deduction, unless a Tax Deduction is required by law.

(b) If a Tax Deduction is required by law to be made by a Co-Obligor except in relation to an Excluded Tax, such Co-Obligor shall pay an additional amount together with the payment so that, after making any Tax Deduction, the Finance Party receives an amount equal to the payment which would have been received if no Tax Deduction had been required.

(c) If a Co-Obligor is required to make a Tax Deduction, the Co-Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d) The Co-Obligor shall, promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), notify the Disbursing Agent accordingly. If the Disbursing Agent receives such notification from the Co-Obligor, it shall notify the Finance Party.

(e) Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Co-Obligor shall deliver to the Finance Party entitled to the payment evidence satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

2.7 Tax indemnity.

(a) The Co-Obligors shall (within 5 Business Days of demand by a Finance Party) pay an amount equal to the loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) incurred or suffered for or on account of Tax by that Finance Party in respect of a Finance Document or the Notes or a transaction or payment under a Finance Document or the Notes, except to the extent that the loss, liability or cost has been compensated for by the payment of an additional amount under Section 2.6, and other than an Excluded Tax.

(b) A Finance Party making, or intending to make, a claim pursuant to clause (a) above shall promptly notify the Co-Obligors of the event which will give, or has given, rise to the claim.

2.8 Deed poll.

The laws of New South Wales govern Section 2.6, 2.7 and this Section 2.8 which are executed as a deed poll in favor of Finance Parties from time to time. The Finance Parties accept the benefit of this deed poll.

3. CONDITIONS OF DISBURSEMENTS OF PROCEEDS.

3.1 Conditions Precedent to Term Advance. The obligation of Disbursing Agent to disburse the proceeds of the Series 2023-A Notes to Issuer is subject to the condition precedent that Servicer shall have received, in form and substance satisfactory to Servicer, the following:

(a) this Agreement duly executed by the parties hereto;

(b) a certificate of the Secretary (or other Responsible Officer) of Issuer and any other Co-Obligors in the form of Exhibit E attached hereto, (or, in respect of an Australian Co-Obligor, a verification certificate), attaching and certifying to (i) the Issuer’s and any other Co-Obligors’ certificate of formation, articles of incorporation (or other applicable formation document), (ii) the Issuer’s and any other Co-Obligors’ Bylaws, Operating Agreement (or other governing document), (iii) good standing and foreign qualification certificates (with respect to each jurisdiction where failure to be foreign qualified could reasonably be expected to have a Material Adverse Effect), (iv) incumbency, (v) resolutions of the appropriate governing bodies (or, in respect of an Australian Co-Obligor, an extract thereof) authorizing the execution and delivery and performance of this Agreement and the other Finance Documents by the Co-Obligors, and (vi) in respect of an Australian Co-Obligor, a certificate of the Responsible Officer of that Australian Co-Obligor confirming that (a) it is solvent for the purposes of section 95A of the Australian Corporations Act and there are no grounds for suspecting that it will not continue to be so after executing and complying with its obligations under the Finance Documents to which it is (or will become) a party; (b) its entry into the Finance Documents to which it is a party and its granting of the Australian Security Documents to which it is expressed to be a party has been, if applicable, approved in compliance with the provisions of Part 2J.3 of the Australian Corporations Act (including compliance with the timing and notice requirements under section 260B); and (c) it has complied with the provisions of Chapter 2E or Part 2J.3 of the Australian Corporations Act in connection with its entry into and performance of any of its obligations under the Finance Documents to which it is (or will become) a party;

(c) a UCC-1 Financing Statement with respect to the Issuer and any other Co-Obligor;

(d) an Intellectual Property Security Agreement and short form intellectual property security agreement, each duly executed by the parties thereto;

(e) the Australian Security Documents;

(f) [***], evidence in form satisfactory to Servicer that Parent Company owns all registered intellectual property of the Co-Obligors’ and a license agreement granting the use of such registered intellectual property from Parent Company to the Issuer in form satisfactory to Servicer;

(g) subject to Section 3.3 below, evidence of insurance pursuant to Section 6.6 below, and the duly executed Insurance Authorization Letter attached hereto as Exhibit D;

(h) payment of the fees and Disbursing Agent and Related Expenses then due specified in Section 2.5 above;

(i) the consolidated and consolidating annual financial statements of Issuer and its Subsidiaries for the period ending June 30, 2022;

(j) if any Shares representing Collateral are evidenced by certificates, the certificate(s) representing such Shares, together with stock powers (or, in the case of an Australian company, share transfer form) with respect thereto, duly executed in blank;

(k) a duly executed and properly completed Perfection Certificate with respect to the Issuer, any other Co-Obligor and their Subsidiaries on the Closing Date;

(l) a binder evidencing coverage contemplated under the Insurance Policy, fully executed by all parties thereto and in full force and effect;

(m) the Disbursement Monitoring Agreement, duly executed by all parties thereto;

(n) the Servicing Agreement, duly executed by all parties thereto;

(o) the Trust Indenture and the other Trust Transaction Documents, duly executed by all parties thereto;

(p) a legal opinion of the Co-Obligors’ counsel (including local New York counsel and local Australian counsel), covering matters reasonably requested by the Servicer, in form and substance satisfactory to the Servicer;

(q) an executed payoff letter (or letters) with respect to the Specified Existing Debt, in form and substance satisfactory to the Servicer, together with such other financing statement terminations, notices of termination and releases, requested by the Servicer, held in escrow;

(r) a Right of Entry Deed with respect to (i) the Issuer’s chief executive office located at 75 Pigdons Road, Waurn Ponds, Victoria 3216 Australia, and (ii) each other location where Issuer or any Co-Obligor maintains Collateral having a book value in excess of [***], in each case, duly executed by the Issuer and the landlord in favor of the Servicer, in form and substance satisfactory to the Servicer;

(s) no payment default shall have occurred and be continuing under the Specified Existing Debt;

(t) The Co-Obligors shall have identified at least two (2) Persons who have significant automotive experience and which are reasonably acceptable to Servicer that will be added to the Parent Company’s Board of Directors upon consummation of the TRCA SPAC Transaction; and

(u) such other documents, and completion of such other matters (including diligence matters), as Disbursing Agent or Servicer may reasonably deem necessary or appropriate.

3.2 Additional Conditions Precedent to Term Advances. The obligation of Disbursing Agent to disburse the proceeds of the Series 2023-A Notes to Issuer is further subject to the following conditions:

(a) timely receipt by Disbursing Agent of the Disbursement Letter duly executed by the parties thereto;

(b) the absence of any circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect;

(c) the representations and warranties contained in Section 5 below, or which are contained in any other document furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the date of such Disbursement Letter and on the effective date of each Term Advance as though made at and as of each such date (provided, that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects (or in all respects, if such representation and warranty is qualified as to “materiality,” “Material Adverse Effect” or similar language) as of such date), and no Event of Default shall have occurred and be continuing, or would exist after giving effect to the making of the Term Advance; and

(d) the making of any Term Advance shall be deemed to be a representation and warranty by Issuer and each other Co-Obligor as to the accuracy of the facts and matters referred to in this Section 3.2 on the date of such Term Advance.

3.3 Conditions Subsequent.

(a) Within one (1) Business Day after the Closing Date, the Issuer shall have delivered to the Servicer evidence in form and substance to its satisfaction of the payoff of the Specified Existing Debt and the release of all Liens in connection therewith.

(b) Within thirty (30) days after the Closing Date (or such later date as the Servicer may agree in its sole discretion) the Issuer shall have delivered to the Servicer all Control Agreements duly executed by the parties thereto (or such other financial institutions reasonably acceptable to Servicer) in respect of all deposit or securities accounts, other than Excluded Accounts, required to be delivered pursuant to Section 6.7(a) hereof.

(c) Within thirty (30) days after the Closing Date (or such later date as the Servicer may agree in its sole discretion) the Issuer shall have delivered to the Servicer all insurance endorsements required to be delivered pursuant to Section 6.6 hereof.

(d) Within thirty (30) days after the Closing Date (or such later date as the Servicer may agree in its sole discretion) the Co-Obligors shall have delivered to the Servicer [***].

(e) Within sixty (60) days after the Closing Date (or such later date as the Servicer may agree in its reasonable judgment), the Issuer shall use best efforts to deliver evidence to Servicer to its satisfaction (unless otherwise agreed) that the Issuer has recorded the Servicer’s first priority security interest in all registered Intellectual Property Collateral of the Issuer and/or Carbon Revolution Limited on the relevant intellectual property registers in each jurisdiction of registration

(f) Within ninety (90) days after the Closing Date (or such later date as the Servicer may agree in its sole discretion) the Issuer shall have delivered to Servicer evidence to its satisfaction of the dissolution of Carbon Revolution (UK) Limited.

(g) Within ninety (90) days after the Closing Date (or such later date as the Servicer may agree in its sole discretion) the Issuer shall obtain the approval of the [***], and thereafter promptly deliver evidence of the same to Servicer, for the grant of security over [***].

(h) The Co-Obligors shall utilize (to the Servicer’s satisfaction) the Intellectual Property Collateral in connection with [***] no later than [***], with the exception of any Intellectual Property Collateral that the Issuer and the Servicer agree is of immaterial value.

(i) The Co-Obligors shall use reasonable best efforts to obtain the approval of [***], and thereafter promptly deliver evidence of the same to Servicer, for the grant of security over [***].

The failure to deliver any of the foregoing within any time set forth above (or such later time as Servicer may extend such times in writing) shall be deemed to constitute an immediate Event of Default under this Agreement.

4. CREATION OF SECURITY INTEREST.

4.1 Grant of Security Interest.

(a) Each of Issuer and each other Co-Obligor hereby pledges, assigns and grants to Servicer in its capacity as Security Trustee (and its successors and permitted assigns), for the benefit of the Security Beneficiaries including not limited to the Disbursing Agent, a continuing security interest in all of its right, title and interest in, to and under the Collateral, whether presently existing or hereafter acquired or arising, and regardless of where located, in order to secure prompt payment and performance of any and all Obligations and in order to secure prompt performance by Issuer and each other Co-Obligor of each of their agreements, covenants, obligations and duties under the Disbursement Documents.

(b) Each of Issuer and each other Co-Obligor also hereby pledges, assigns and grants to Servicer in its capacity as Security Trustee (and its successors and permitted assigns), for the benefit of the Security Beneficiaries including not limited to the Trustee under the Trust Indenture, a continuing security interest in all of its right, title and interest in, to and under the Collateral, whether presently existing or hereafter acquired or arising in order to secure prompt repayment of any and all obligations of Issuer and each Co-Obligor under the Trust Transaction Documents and in order to secure prompt performance by Issuer and each other Co-Obligor of each of their agreements, covenants and duties under the Trust Transaction Documents.

(c) Each of Issuer and each other Co-Obligor also hereby pledges, assigns and grants to Servicer in its capacity as Security Trustee (and its successors and permitted assigns) for the benefit of the Security Beneficiaries including not limited to (x) the Servicer for its own benefit and (y) the Insurer, a continuing security interest in all of its right, title and interest in, to and under the Collateral, whether presently existing or hereafter acquired or arising, and regardless of where located, in order to secure prompt payment and performance of any and all Obligations owing to the Servicer and/or the Insurer (including without limitation the Reimbursement Obligation), and in order to secure prompt performance by Issuer and each other Co-Obligor of each of their agreements, covenants, obligations and duties with or to the Servicer and/or the Insurer under the Disbursement Documents.

Such security interests constitute valid, perfected, first priority (subject to Permitted Liens) security interests in the presently existing Collateral, and will constitute valid, perfected, first priority (subject to Permitted Liens) security interests in Collateral acquired after the date hereof.

4.2 Delivery of Additional Documentation Required. Issuer and each other Co-Obligor shall from time to time execute and deliver to Servicer, for the benefit Disbursing Agent, at the request of Servicer or Disbursing Agent, all Negotiable Collateral, all financing statements and other documents (including with respect to any Commercial Tort Claim) that Servicer or Disbursing Agent may reasonably request, in form reasonably satisfactory to Servicer, to perfect and continue the perfection of Servicer’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Finance Documents.

4.3 Right to Inspect. Servicer (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Issuer’s usual business hours to inspect Issuer’s and each other Co-Obligor’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Issuer’s and the other Co-Obligors’ financial condition or the amount, condition of, or any other matter relating to, the Collateral.

4.4 Pledge of Collateral.

(a) Each of Issuer and each other Co-Obligor hereby pledges and grants to Servicer in its capacity as Security Trustee (and its successors and permitted assigns), for the benefit of the Security Beneficiaries including not limited to the Disbursing Agent, a security interest in all Shares owned by it (or held of record), if any, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the prompt payment and performance of any and all of the Obligations and the prompt performance by Issuer and each other Co-Obligor of each of their agreements, covenants and duties under the Disbursement Documents.

(b) Each of Issuer and each other Co-Obligor also pledges and grants to Servicer in its capacity as Security Trustee, (and its successors and permitted assigns), as collateral agent for the benefit of the Security Beneficiaries including not limited to the Trustee under the Trust Indenture, a security interest in all Shares owned by it (or held of record), if any, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the prompt payment of the obligations of Issuer and each other Co-Obligor under the Trust Transaction Documents and the prompt performance by Issuer and each other Co-Obligor of each of their agreements, covenants and duties under the Trust Transaction Documents.

(c) Each of Issuer and each other Co-Obligor hereby pledges and grants to Servicer in its capacity as Security Trustee (and its successors and permitted assigns) for the benefit of the Security Beneficiaries including not limited to (x) the Servicer for its own benefit and (y) the Insurer, a security interest in all Shares owned by it (or held of record), if any, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the prompt payment and performance of any and all of the Obligations owing to Servicer and/or the Insurer (including, without limitation, the Reimbursement Obligation) and the prompt performance by Issuer and each other Co-Obligor of each of their agreements, covenants and duties with or to Servicer and/or the Insurer under the Disbursement Documents.

On the Closing Date, or, to the extent not certificated as of the Closing Date or acquired after the Closing Date, within ten (10) days of the certification or acquisition of any Shares owned by Issuer or any Co-Obligor, the certificate or certificates for the Shares (if any) will be delivered to Servicer, accompanied by stock power (or, in the case of an Australian company, share transfer form) duly executed in blank by the applicable Co-Obligor. To the extent required by the terms and conditions governing any such Shares, the applicable Co-Obligor shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, Servicer may effect the transfer of any securities included in the Collateral (including but not limited to any Shares) into the name of Servicer, for the benefit of Disbursing Agent and/or as the collateral agent for the benefit of the Trustee, the Disbursing Agent and/or the Trustee and cause new (as applicable) certificates representing such securities to be issued in the name of Servicer, Disbursing Agent, Trustee or their respective transferees. Issuer and each other Co-Obligor will execute and deliver such documents, and take or cause to be taken such actions, as Servicer may reasonably request from time to time to maintain the attachment perfection and first priority (subject to Permitted Liens), and the ability of Servicer to enforce, the Servicer’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, Issuer or such other Co-Obligor shall be entitled to exercise any voting rights with respect to such Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or any other Finance Documents or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.

4.5 Updates to Perfection Certificate; Collateral Searches. Not later than thirty (30) days after March 31st, June 30th, September 30th and December 31st of each year, commencing with June 30, 2023 the Co-Obligors shall deliver to Servicer an updated Perfection Certificate, with the information required therein updated through such date. Issuer and each other Co-Obligor acknowledges that Servicer may undertake collateral and other searches from time to time with respect to Issuer and the other Co-Obligors and their assets. The Issuer and the other Co-Obligors agree to pay the reasonable fees and expenses of Servicer in connection with such searches.

4.6 Additional Actions. Each of the Issuer and each other Co-Obligor shall take or cause to be taken all such action that Servicer may reasonably request from time to time so as to at all times maintain the attachment, perfection and first priority (subject to Permitted Liens) of, and the ability of Servicer to enforce, the security interest of Servicer in any and all of the Collateral, including at Servicer’s reasonable request, (i) executing, delivering and filing financing statements and amendments relating thereto under the Code or other law (executing such financing statements to the extent, if any, that such Person’s signature thereon is required thereon by law), (ii) complying with any provision of any statute, regulation or treaty if compliance with such provision is a condition to attachment, perfection or priority of, or the ability of Servicer to enforce, the security interest of Servicer in such Collateral, (iii) using Issuer’s and Co-Obligor’s commercial reasonable efforts to obtain the consents and approvals of any Person required or desirable in connection therewith, including any consent of any licensor, lessor or other Person with respect to the Collateral, and (iv) taking all actions required by the Code or other applicable law. Issuer and each other Co-Obligor hereby authorizes Servicer to file against Issuer and each other Co-Obligor, one or more financing, continuation or amendment statements pursuant to the Code and in form and substance satisfactory to Servicer (which statements may have a description of collateral which is broader than that set forth herein, including a description of Collateral as “all assets” and/or “all personal property” of Issuer or any Co-Obligor) and the Servicer is further authorized to file with the United States Patent and Trademark Office (the “USPTO”) and/or the United States Copyright Office (the “USCO”) and/or any other patent-granting, copyright-registration or trademark-registration authorities (or similar office or agency) anywhere in the world, such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted to the Servicer, hereunder.

4.7 Appointment of Servicer as Security Trustee for the Australian Security Documents

(a) In this Agreement, any rights and remedies exercisable by, any documents to be delivered to, or any other indemnities or obligations in favor of Servicer shall be, as the case may be, exercisable by, delivered to, or be indemnities or other obligations in favor of Servicer (or any other Person acting in such capacity) in its capacity as Security Trustee to the extent that the rights, remedies, deliveries, indemnities or other obligations relate to, the Security Beneficiaries, the Australian Security Documents or the security thereby created. Any obligations of Servicer (or any other Person acting in such capacity) in this Agreement shall be obligations of Servicer in its capacity as Security Trustee or the security thereby created to the extent that such obligations relate to the Australian Security Documents or the security thereby created. Additionally, in its capacity as Security Trustee, Servicer (or any other Person acting in such capacity) shall have: (i) all the rights, remedies and benefits in favor of the Servicer contained in the provisions of the whole of this Section 4.7; (ii) all the powers of an absolute owner of the security constituted by the Australian Security Documents; and (iii) all the rights, remedies and powers granted to it and be subject to all the obligations and duties owed by it under the Australian Security Documents.

(b) Each Security Beneficiary appoints the Security Trustee under the terms of the Security Trust Deed to act as its security trustee under and in relation to the Australian Security Documents and to hold the assets subject to the security thereby created as trustee for the Security Beneficiaries on trust and on the terms contained in the Australian Security Documents and Servicer and each Security Beneficiary authorizes the Security Trustee under the terms of the Security Trust Deed to exercise such rights, remedies, powers and discretions as are specifically delegated to Security Trustee by the terms of the Australian Security Documents together with all such rights, remedies, powers and discretions as are reasonably incidental thereto and Security Trustee accepts that appointment.

(c) On and from the date the Security Trust Deed is entered into, each Security Beneficiary hereby: (i) acknowledges that they are aware of, and consent to, the terms of the Security Trust Deed; (ii) agrees to comply with and be bound by the Security Trust Deed as a Security Beneficiary (as that term is defined in the Security Trust Deed); (iii) acknowledges that it has received a copy of the Security Trust Deed together with the other information which it has required in connection with the Security Trust Deed and this Agreement; and (iv) without limiting the general application of paragraph (a) above, for consideration received, irrevocably appoints as its attorney each person who under the terms of the Security Trust Deed is appointed an attorney of a Security Beneficiary (as defined in the Security Trust Deed) on the same terms and for the same purposes as contained in the Security Trust Deed.

(d) The Security Beneficiaries agree that at any time that the Security Trustee shall be a Person other than Servicer, such other Person shall have the rights, remedies, benefits and powers granted to the Servicer in its capacity as Security Trustee in this Agreement.

The laws of New South Wales govern this Section 4.7 which is executed as a deed poll in favor of the Security Trustee and the Security Beneficiaries from time to time. The Security Beneficiaries accept the benefit of this deed poll.

5. REPRESENTATIONS AND WARRANTIES.

Issuer and each other Co-Obligor jointly and severally represents and warrants to Disbursing Agent and Servicer as follows:

5.1 Due Organization and Qualification. Issuer and each other Co-Obligor is a corporation or limited liability company duly existing under the laws of its state of organization or formation, as applicable, and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

5.2 Due Authorization; No Conflict; Validity and Binding Nature. The execution, delivery, and performance of the Finance Documents to which any Issuer or other Co-Obligor is a party are within Issuer’s or such other Co-Obligor’s, as applicable, corporate (or equivalent) powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in such Person’s constituent or organizational documents, nor will they constitute an event of default under any material agreement to which such Person is a party or by which such Person is bound. Neither Issuer nor any other Co-Obligor is in default under any material agreement to which it is a party or by which it is bound. Each of this Agreement and each other Finance Document to which any Co-Obligor is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

5.3 No Prior Encumbrances. Issuer and each other Co-Obligor has good and marketable title to its property (including the Collateral), free and clear of Liens, except for Permitted Liens.

5.4 Merchantable Inventory. All Inventory of Issuer and each other Co-Obligor is in all material respects of good and marketable quality, free from all material defects, except for such Inventory for which adequate reserves have been made.

5.5 Intellectual Property Collateral; Insurance Policy. Schedule I to the Perfection Certificate contains a true, correct and complete list of all of the Co-Obligors’ registered and material unregistered Intellectual Property Collateral as of the date of the most recently delivered Perfection Certificate. Issuer and each other Co-Obligor is the sole owner of its Intellectual Property Collateral. For the avoidance of doubt, for the purpose of this Section 5.5, the Issuer’s and each other Co-Obligor’s Intellectual Property Collateral excludes any and all right, title and interest of: (i) Issuer or any Co-Obligor rights as licensee to “off-the-shelf” software that is commercially available to the public and (ii) Intellectual Property Collateral jointly owned pursuant to that certain [***]; and (iii) Intellectual Property Collateral which was jointly developed and is jointly owned under any OEM vehicle programs to which [***]. [***], the Issuer and the Co-Obligors own or license or otherwise have the right to use all intellectual property used in the operation of their businesses as presently conducted. [***], the Intellectual Property Collateral of the Issuer and each other Co-Obligor is valid and enforceable, and no part of the Intellectual Property Collateral of Issuer, or any other Co-Obligor has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral of Issuer or any other Co-Obligor or any Subsidiary thereof, or manufacture, use or sale of any products or services thereunder, violates the rights of any third party, and to the Co-Obligor’s knowledge, the Co-Obligors’ and their Subsidiaries’ respective businesses as presently conducted do not infringe any intellectual property owned by any other person, in each case, except in each case as has been disclosed in writing by Issuer or such other Co-Obligor and approved by the Servicer, in its sole discretion. [***]. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of any of the Co-Obligor’s intellectual property (other than expiration pursuant to the applicable statutory term of the Co-Obligor’s registered intellectual property). Except as set forth in Section 4.d. of the Perfection Certificate, neither Issuer nor any other Co-Obligor is a party to, or bound by, any agreement that restricts the grant by such Issuer or such other Co-Obligor of a security interest in any of Issuer’s or any such other Co-Obligor’s rights under such agreement. The Issuer and each other Co-Obligor shall cooperate with the Servicer and the Disbursing Agent to cause the Insurance Policy to remain in full force and effect at all times (i) prior to the Payment in Full of the Obligations (other than contingent indemnification obligations for which no claim has been made) and/or (ii) that the Disbursing Agent or Trustee has any obligation to make any disbursements to Issuer under this Agreement or the Trust Indenture.

5.6 Name; Location of Chief Executive Office. Neither the Issuer nor any other Co-Obligor has done business under any name within the immediately preceding five year period other than as specified in the applicable Perfection Certificate. The chief executive office of Issuer and the chief executive office of each other Co-Obligor is set forth in its Perfection Certificate (or at such other location to which it may be changed in accordance with Section 7.2 below, and then set forth in its subsequent Perfection Certificate). All Inventory and material Equipment of Issuer and any other Co-Obligor is located only at the locations set forth in the applicable Perfection Certificate.

5.7 Litigation. Except as described in Section 6 of the applicable Perfection Certificate, there are no actions or proceedings pending or, to any Issuer Responsible Officer’s or any other Co-Obligor’s Responsible Officer’s knowledge, threatened in writing by or against Issuer or any other Co-Obligor before any court or administrative agency (a) involving amounts claimed against a Co-Obligor in an indefinite amount or in excess of [***] or (b) in which an adverse decision could reasonably be expected to have a Material Adverse Effect.

5.8 No Material Adverse Change in Financial Statements. All consolidated and consolidating financial statements related to Issuer and any Subsidiary (which statements shall include any other Co-Obligors and their Subsidiaries) that Servicer has received from Issuer fairly present in all material respects Issuer’s, any other Co-Obligors’ and their Subsidiaries’ consolidated and consolidating financial condition as of the date thereof and Issuer, any other Co-Obligors’ and their Subsidiaries’ consolidated and consolidating results of operations and cash flows for the period then ended. There has not been a material adverse change in the consolidated or consolidating financial condition or the consolidated or consolidating results of operation or cash flows of Issuer, the other Co-Obligors and their Subsidiaries since the date of the most recent of such financial statements delivered to Servicer. There has been no Material Adverse Effect since December 31, 2022. The Co-Obligors and their Subsidiaries are not subject to any contingent liability except as disclosed in such consolidated and consolidating financial statements delivered to the Servicer.

5.9 Solvency, Payment of Debts. Issuer and each other Co-Obligor is Solvent and able to pay its debts (including trade debts) as they mature.

5.10 Regulatory Compliance. To the extent applicable, Issuer and each other Co-Obligor and each of their Subsidiaries has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, and no event has occurred resulting from Issuer’s any other Co-Obligor’s failure to comply with ERISA that could reasonably be expected to result in Issuer or any other Co-Obligor incurring any material liability. Neither Issuer nor any other Co-Obligor is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Neither Issuer nor any other Co-Obligor is engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System). Issuer and each other Co-Obligor has complied with all the provisions of the Federal Fair Labor Standards Act and the Foreign Corrupt Practices Act (or any other applicable anti-corruption law). Neither Issuer nor any other Co-Obligor has violated any statute, law, ordinance or rule applicable to it, violation of which has or is likely to have a Material Adverse Effect.

None of Issuer nor any other Co-Obligor, nor any Subsidiary or Affiliate thereof, nor any of their agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement or the other Finance Documents is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of Issuer nor any other Co-Obligor nor, to the knowledge of any Co-Obligor, any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement or the Finance Documents, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

5.11 Environmental Condition. Except as disclosed on Schedule 5.11 hereof, and approved by Servicer, in its reasonable discretion, none of Issuer’s nor any other Co-Obligor’s properties or assets has ever been used by Issuer or any such other Co-Obligor or, to the best knowledge of Issuer or such Co-Obligor, by any previous owner or operator, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance, other than in accordance with applicable law. None of any of Issuer’s or any other Co-Obligor’s properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Issuer or any other Co-Obligor; and neither Issuer or any other Co-Obligor has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Issuer or any other Co-Obligor relating to the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

5.12 Taxes. Issuer and each other Co-Obligor has filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all material Taxes reflected therein; for purposes of this section, “material” means, individually or in the aggregate, in excess of [***].

5.13 Subsidiaries. Schedule 5.13 sets forth all Shares owned by the Issuer and/or any other Co-Obligor. Neither Issuer nor any other Co-Obligor owns Equity Interests of any Person, except for Equity Interests constituting Permitted Investments.

5.14 Government Consents. Issuer and each other Co-Obligor has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Issuer’s and such other Co-Obligor’s business, as currently conducted, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. All licenses and permits necessary for the continued operation of Issuer’s and each other Co-Obligor’s business are transferable, upon obtaining customary consents from governmental authorities that would not be reasonably expected to be withheld, and may be transferred to or by Servicer in connection with the exercise any of its remedies hereunder.

5.15 Accounts. Section 4.e. of the Perfection Certificate sets forth all of the Issuer’s and any other Co-Obligor’s deposit accounts, securities accounts and commodities accounts, and subject to Section 3.3(b), none of Issuer’s or any other Co-Obligor’s cash or Cash Equivalents is maintained or invested other than in accounts subject to Control Agreements in favor of Servicer, except to the extent permitted under Section 6.7 below.

5.16 Shares. The Issuer and each other Co-Obligor has full corporate power and authority to create a first lien on and grant a security interest to the Servicer in its capacity as Security Trustee (as set forth herein) in any and all Shares owned or held of record by it, and no contractual obligation exists that would prohibit Issuer or any other Co-Obligor from pledging such Shares (if any) pursuant to this Agreement, the other Finance Documents. There are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to, the Shares (if any) owned or held of record by the Issuer or any other Co-Obligor. The Shares (if any) owned or held of record by Issuer and each other Co-Obligor, and the Shares of each Co-Obligor have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To the knowledge of Issuer and each other Co-Obligor, the Shares (if any) owned or held by record by Issuer or any other Co-Obligor are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and neither Issuer nor any other Co-Obligor knows of any reasonable grounds for the institution of any such proceedings.

5.17 No Default. No Default or Event of Default exists or would result from the incurrence by any Co-Obligor of any Indebtedness (or other Secured Obligations) hereunder or under any other Finance Document.

5.18 Full Disclosure. No written representation, warranty or other statement of Issuer or any other Co-Obligor in this Agreement, any other Finance Document or in any certificate or written statement given to Disbursing Agent or Servicer, as of the date such representation, warranty, or other statement was made, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements, in light of the circumstances under which such statements were made, not misleading (it being recognized by Disbursing Agent and Servicer that the projections and forecasts provided by Issuer or any other Co-Obligor in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.19 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 5.19 (which, in the case of all filings and other documents referred to on Schedule 5.19, have been delivered to Servicer in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of Servicer in its capacity as Security Trustee for the benefit of the Security Beneficiaries including but not limited to the Disbursing Agent, Trustee, Servicer and the Insurer as collateral security for each Co-Obligor’s Secured Obligations, enforceable in accordance with the terms hereof against all creditors of each Co-Obligor and any Persons purporting to purchase any Collateral from each Co-Obligor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens for which priority is accorded under applicable law. The filings and other actions specified on Schedule 5.19 constitute all of the filings and other actions necessary to perfect all security interests granted hereunder.

5.20 Material Contracts. Neither Issuer nor any Co-Obligor is in default under or with respect to (i) any contract set forth in Section 4.d. of the Perfection Certificate, (ii) any other material contract to which it is a party, and any payments due from the Co-Obligors under any of the foregoing contracts have been timely paid and are not past due.

5.21 Labor Matters. [***]

5.22 Tax consolidation.

(a) Each Australian Co-Obligor is a member of a Tax Consolidated Group for which the Head Company is Carbon Revolution Limited.

(b) Each Australian Co-Obligor that is a member of a Tax Consolidated Group will become a party to a valid Tax Sharing Agreement and Tax Funding Agreement in respect of all Group Tax Liabilities of the Tax Consolidated Group within 60 Business Days after the Closing Date.

(c) Each Co-Obligor that is a member of a GST Group will become a party to a valid ITSA and ITFA in respect of all Indirect Tax Amounts of the GST Group within 40 Business Days after the Closing Date.

(d) If a Co-Obligor is not registered for GST at the Closing Date and subsequently registers for GST or is required to register for GST, that Co-Obligor undertakes that it will become a member of the GST Group and will become a party to a valid ITSA and ITFA in respect of all Indirect Tax Amounts of the GST Group as soon as reasonably practicable after it registers for GST or is required to register for GST.

5.23 Public offer. The Issuer makes the representations and warranties set out at Section 11.01 of the Trust Indenture.

5.24 Intellectual Property Matters.

(a) No Intellectual Property Collateral was developed under that certain [***].

(b) No jointly owned Intellectual Property Collateral was developed under [***].

(c) No jointly owned Intellectual Property Collateral was developed under [***].

(d) The project set forth in [***] was completed before [***].

5.25 Australian Representations. (a) No Australian Co-Obligor is the trustee of any trust or settlement except as disclosed to, and accepted by, the Disbursing Agent and Servicer in writing (acting reasonably). (b) No Australian Co-Obligor has contravened nor will it contravene Chapter 2E or Part 2J.3 of the Australian Corporations Act by entering into any Financing Document to which it is a party or participating in any transaction in connection with any Financing Document to which it is a party. (c) Except as disclosed in writing by it, or on its behalf, each Credit Party’s details set out in any Financing Document governed by the laws of Australia (or the states and territories thereof) are true and correct in all respects and reflects the information contained in the source from which information in relation to it must be taken for the purposes of the Australian PPS Law in order to register a financing statement in respect of any security interests granted under an Australian Security Document or any other Financing Document. (d) To the best of its knowledge, there is no present right to terminate, rescind, repudiate or vary any Australian Lease or refuse to perform any of the relevant lessor or service provider’s obligations under an Australian Lease.

6. AFFIRMATIVE COVENANTS.

Issuer and each other Co-Obligor jointly and severally covenants that it shall do all of the following (or that):

6.1 Good Standing. Maintain its and each of its Subsidiaries’ existence and good standing in its (and its Subsidiaries’) jurisdiction of organization and maintain qualification in each jurisdiction in which the failure to maintain such qualification could reasonably be expected to have a material adverse effect on its business; and maintain, and cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

6.2 Government Compliance. To the extent applicable, meet, and cause each of its Subsidiaries to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA; and comply, and cause each of its Subsidiaries to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

6.3 Financial Statements, Reports, Certificates, Audits, and Appraisals.

(a) Cause Issuer to deliver the following to the Servicer, which financial statements and calculations shall be in Australian Dollars:

(i) as soon as available, but in any event within the earlier of (a) thirty (30) days of completion and (b) two hundred forty (240) days after the end of each fiscal year of Issuer, a consolidated and consolidating balance sheet, income statement, and cash flow statement covering Issuer’s, any other Co-Obligors’ and their Subsidiaries’ consolidated and consolidating financial condition as of such date and consolidated and consolidating operations and cash flow during such period, prepared in accordance with IFRS, consistently applied, reflecting comparative financial statements for the preceding year and in a form reasonably acceptable to Servicer, which such financial statements shall be audited by an independent, certified public accounting firm selected by Issuer and reasonably acceptable to Servicer, and delivered with the opinion of such accountants with respect thereto (which shall be unqualified as to the scope of the audit performed and as to the “going concern” status of Issuer, any other Co-Obligors and their Subsidiaries and without any qualification or exception not reasonably acceptable to Servicer);

(ii) as soon as available, but in any event within thirty (30) days after the end of each fiscal month, a company prepared consolidated and consolidating balance sheet, income statement and cash flow statement covering Issuer’s, any other Co-Obligors’ and their Subsidiaries’ consolidated and consolidating financial condition as of such date and operations and cash flow during such period, prepared in accordance with IFRS, consistently applied and containing a reconciliation to GAAP beginning on December 31, 2023 and quarterly thereafter, reflecting comparative financial statements for the preceding year and plan, and containing detailed financial covenant calculations, the budget, accompanied by a customary management discussion and analysis report, the value of the Carbon Revolution (USA) Cash Assets, the amount of any cash securing the Australian Corporate Cards, the amount of the outstanding obligations of the Co-Obligors in respect of clause (t) of the definition of “Permitted Indebtedness,” and the Debt Service Reserve, all in a form reasonably acceptable to Servicer and certified by a Responsible Officer of the Issuer;

(iii) copies of all statements, reports and notices sent or made available generally by Issuer or any other Co-Obligor to its security holders or to any holders of any Indebtedness and, if applicable, all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission;

(iv) promptly upon receipt of notice thereof, a report of any legal actions pending or, to the knowledge of a Responsible Officer of the Issuer or any Co-Obligor, threatened in writing against Issuer, any other Co-Obligor or any Subsidiary (i) with respect to the Intellectual Property Collateral of Issuer, any other Co-Obligor or any Subsidiary or (ii) that could reasonably be expected to result in damages or costs to Issuer, any other Co-Obligor and/or their Subsidiaries, individually or in the aggregate, of [***] or more;

(v) with respect to Issuer and each other Co-Obligor, as soon as available, but in any event no later than sixty (60) days after the end of each fiscal year of the Issuer, an annual operating budget and financial projections (including income statements, balance sheets and cash flow statements) for the next fiscal year, presented in a monthly format, approved by Issuer’s or such other Co-Obligor’s Board of Directors (or other governing body), and in a form and substance reasonably acceptable to Servicer;

(vi) within thirty (30) days after the last day of each month, Issuer shall deliver to the Servicer an aged listing of accounts receivable and accounts payable for Issuer, any other Co-Obligors and any Subsidiaries;

(vii) within thirty (30) days after the last day of each month, Issuer shall deliver to the Servicer month end bank statements for Issuer, other Co-Obligors and any Subsidiaries, which shall tie to closing cash balance set forth in the monthly financials delivered pursuant to clause (iii) above;

(viii) not later than thirty (30) days after March 31st, June 30th, September 30th and December 31st of each year, commencing with June 30, 2023, an updated Perfection Certificate in accordance with Section 4.5; and

(ix) such other budgets, sales projections, operating plans or other financial or other information as Servicer may reasonably request from time to time.

(b) Issuer shall deliver to the Servicer, together with each delivery of the monthly, quarterly and annual financial statements required to be delivered pursuant to Section 6.3(a) above, a Compliance Certificate signed by a Responsible Officer of the Issuer in substantially the form of Exhibit B hereto (each a “Compliance Certificate”).

(c) Disbursing Agent, for itself and/or by and through the Servicer, shall have a right from time to time hereafter to audit Issuer’s and any other Co-Obligors’ Accounts and appraise Collateral at Issuer’s expense, provided that such audits will be conducted no more often than once per calendar year unless an Event of Default has occurred and is continuing or as otherwise expressly provided in the Finance Documents.

6.4 Inventory; Returns. Keep, and cause each of its Subsidiary to keep, all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made; ensure, and cause each Subsidiary to ensure, that all returns and allowances, if any, as with respect to its account debtors shall be on the same basis and in accordance with the usual customary practices of Issuer, as they exist at the time of the execution and delivery of this Agreement; and promptly notify, and cause each Subsidiary to promptly notify, Servicer of all returns and recoveries and of all disputes and claims, where any returns, recoveries, disputes or claims that individually or in the aggregate with respect to Issuer, any other Co-Obligors and their Subsidiaries involve more than [***].

6.5 Taxes.

(a) Make, and cause each of its Subsidiaries to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law; and execute and deliver, and cause each Subsidiary to execute and deliver, to Servicer, on demand, appropriate certificates attesting to the payment or deposit thereof; and make, and cause each of its Subsidiaries to make, timely payment or deposit of all material tax payments and withholding Taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income Taxes; and upon request, furnish, and cause each of its Subsidiaries to furnish, Servicer with proof reasonably satisfactory to Servicer indicating that the Issuer, any other Co-Obligor or Subsidiary has made such payments or deposits; provided that neither Issuer nor such Co-Obligor or such Subsidiary need to make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and appropriate reserves are established, to the extent required by IFRS, by such Person.

(b) Each Co-Obligor which is a member of a Tax Consolidated Group must be a party to, and procure that the Head Company and each other member of that Tax Consolidated Group (including any member that subsequently joins the Tax Consolidated Group) is a party to, a valid Tax Sharing Agreement and a Tax Funding Agreement in respect of all Group Tax Liabilities of the Tax Consolidated Group, and such Tax Sharing Agreement and Tax Funding Agreement will be maintained in full force and effect at all times and not amended or varied in any respect that is materially adverse to the interests of the Noteholders or Trustee, except with the prior written consent of the Trustee.

(c) Each Co-Obligor which is incorporated in Australia is a member of the Tax Consolidated Group of which the Issuer is the Head Company.

(d) Each Co-Obligor which is a member of a Tax Consolidated Group will ensure that it gives the Australian Taxation Office a copy of the Tax Sharing Agreement within the period required by section 721-25(3)(b) of the Tax Act if the Australian Taxation Office gives a notice under section 721-25(3) of the Tax Act requiring a copy of that agreement to be given to the Commissioner of Taxation.

(e) Each Co-Obligor which becomes a member of a GST Group must be a party to, and procure that each other member of that GST Group (including any member that subsequently joins the GST Group) is a party to, a valid ITSA and ITFA in respect of all Indirect Tax Amounts of the GST Group and such ITSA and ITFA will be maintained in full force and effect at all times and not amended or varied in any respect, except with the prior written consent of the Trustee.

6.6 Insurance.

(a) Keep, for Issuer, the other Co-Obligors and their Subsidiaries, at their expense, its and their Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where its business is conducted; and maintain for Issuer, the other Co-Obligors and their Subsidiaries insurance relating to such Person’s business, ownership and use of its Collateral in amounts and of a type that are customary to businesses similar to such Person.

(b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Servicer. All such policies of property insurance shall contain a lender’s loss payable endorsement, in a form and substance reasonably satisfactory to Servicer, showing Servicer as a lender loss payee thereunder, and all liability insurance policies shall show the Servicer as an additional insured (in each case without any liability for premiums) and shall specify that the insurer must give at least thirty (30) days’ notice to Servicer before canceling its policy for any reason. Upon Servicer’s request, the Co-Obligors and its Subsidiaries shall deliver to Servicer certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Servicer, be payable to Disbursing Agent to be applied on account of the Secured Obligations.

6.7 Accounts.

(a) Subject to Section 3.3(b), except with respect to Excluded Accounts, maintain, all of its depository, operating, and investment accounts, securities accounts and commodities accounts subject to Control Agreements in favor of Servicer.

(b) In addition to and without limiting the restrictions in (a) above, Issuer shall provide Servicer at least five (5) days prior written notice before Issuer, or any other Co-Obligor or any Subsidiary establishes any banking or investment account at or with any bank or financial institution other than those covered by Control Agreements in favor of Servicer (or such shorter period as Servicer may agree in its sole discretion in writing). For each banking or investment account that Issuer or any other Co-Obligor at any time maintains, Issuer and any such Co-Obligor shall cause the applicable bank or financial institution at or with which any such account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such account to perfect Servicer’s Lien in such account in accordance with the terms hereof, which Control Agreement may not be terminated by Issuer or any other Co-Obligor without the prior written consent of Servicer. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used by Issuer, any other Co-Obligor or any Subsidiary for payroll, payroll Taxes, and other employee wage and benefit payments to or for the benefit of such Person’s employees, which accounts have been identified to Servicer by Issuer and its Subsidiaries as such, (ii) accounts listed on the Perfection Certificate as Excluded Accounts and (iii) such other accounts that the Servicer agrees, in writing, in its sole discretion to constitute an Excluded Accounts hereunder (collectively, the “Excluded Accounts”).

6.8 Financial Covenants.

(a) [***]

(i) [***]

[***]	[***]

[***]	[***]

[***]	[***]

(ii) [***]

(b) [***]

(c) [***]

(d) [***]

                ________________

(e) [***]. [***]

6.9 Intellectual Property Rights.

(a) Promptly give, and cause its Subsidiaries to promptly give, Servicer written notice of any applications or registrations of intellectual property rights filed by it or its Subsidiaries with the USPTO (or any other patent-granting or trademark-registration authority (or like office) anywhere in the world), including the date of such filing and the registration or application numbers, if any; give and cause its Subsidiaries to give, Servicer not less than sixty (60) days prior written notice of the filing by such Person of any applications or registrations with the USCO (or any other copyright-registration authority (or like office) anywhere in the world), including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed, and prior to the filing of any such applications or registrations with the USCO, and within 7 days after filing any such applications or registrations with the USPTO or any other patent-granting, trademark-registration or copyright-registration authority (or like office) anywhere in the world, execute, and cause its Subsidiaries to execute, such documents as Servicer may reasonably request for Servicer to perfect or maintain its perfection and priority of the security interest in such intellectual property rights to be registered and, upon the request of Servicer, file, and cause its Subsidiaries to file, such documents simultaneously with, or in the case of patent applications within 7 days of, the filing of any such applications or registrations; and upon or as otherwise within 7 days (in the case of patent application) of filing any such applications or registrations with the USCO or the USPTO (or any other patent-granting, trademark-registration or copyright-registration authority (or like office) anywhere in the world), and promptly provide, and cause its Subsidiaries to promptly provide, Servicer with (i) a copy of such applications or registrations, with the exhibits, if any, thereto, (ii) evidence of the filing of any documents requested by Servicer to be filed for Servicer to perfect or maintain its perfection and the priority of its security interest in such intellectual property rights, and (iii) the date of such filing.

(b) Servicer may audit Intellectual Property Collateral of Issuer or any other Co-Obligor to confirm compliance with this Section, provided such audit may not occur more often than twice per year and on reasonable advanced notice, unless an Event of Default has occurred and is continuing or as otherwise expressly provided in the Finance Documents. Servicer shall have the right, but not the obligation, to take, at the expense of Issuer and the other Co-Obligors, any actions that Issuer or any other Co-Obligor is required under this Section to take but fails to take, after 15 days’ notice to the Issuer. Issuer and the other Co-Obligors shall jointly and severally reimburse and indemnify Disbursing Agent and Servicer for all reasonable costs and expenses incurred in the reasonable exercise of its rights under this Section.

(c) Issuer and each other Co-Obligor jointly and severally covenants that it shall (i) subject to the provisions of Section 7.13 below, protect, defend and maintain the validity and enforceability of all of its Intellectual Property Collateral; (ii) upon becoming aware of the matter promptly advise Servicer in writing of infringement by a third party of its Intellectual Property Collateral; and (iii) subject to the provisions of Section 7.13 below, not allow any of its Intellectual Property Collateral to be abandoned, forfeited or dedicated to the public without Servicer’s prior written consent.

6.10 Landlord Waivers; Bailee Waivers. In the event that Issuer, any Co-Obligor or any of their Subsidiaries, after the Closing Date, intends to add any new offices or business locations, including warehouses, or otherwise store any portion of the Collateral with, or deliver any portion of the Collateral to, a bailee, permitted pursuant to Section 7.2 below or Section 7.10 below, other than in connection with temporary storage as part of incoming or outgoing freight in the ordinary course of business, then Issuer or such Co-Obligor or Subsidiary will first obtain the written consent of Servicer and, in the event that the Collateral at any new location is valued in excess of [***] in the aggregate at any time, the bailee or landlord, as applicable, for such location must execute and deliver a bailee waiver or landlord waiver (unless otherwise agreed to by the Servicer, in writing, in its sole discretion), as applicable, in form and substance reasonably satisfactory to Servicer prior to locating any Collateral at any such new offices or business locations, or storage with or delivery to any such bailee, as the case may be. All Collateral of Issuer, any other Co-Obligor and any of their Subsidiaries at such location or with any such Person shall be aggregated for purposes of determining whether such threshold amount has been met.

6.11 Creation/Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Section 7.3 below and Section 7.7 below, at any time after the Closing Date, if any direct or indirect Subsidiary of Issuer or any other Co-Obligor is formed or any Person is acquired by Issuer or any other Co-Obligor or any of their direct or indirect Subsidiaries and becomes a direct or indirect Subsidiary of Issuer or another Co-Obligor, Issuer (or other relevant Co-Obligor) shall, or shall cause its Subsidiaries (including such newly formed or acquired direct or indirect Subsidiary and its Subsidiaries) to, within twenty (20) Business Days thereafter (a) provide Servicer with a properly completed and executed Perfection Certificate with respect to such Person and its Subsidiaries, (b) provide to Servicer and Disbursing Agent a joinder to this Agreement to become a Co-Obligor hereunder or a secured Guaranty to become a Guarantor with respect hereto and the Disbursement Documents and the Secured Obligations, at Servicer’s discretion, and in form and substance reasonably satisfactory to Servicer, and (c) execute and deliver all such other agreements, documents, certificates and other writings, and take or cause to be taken all such actions that Servicer may request from time to time, including without limitation (and except as Servicer may otherwise agree) executing and delivering all such agreements, documents, certificates and other writings as would be required to be executed or delivered by such Person if it were the Issuer or a Co-Obligor on the Closing Date and sufficient to grant, and at all times to maintain the attachment, perfection and first priority (subject to Permitted Liens) of and the ability of Servicer to enforce, a security interest in favor of Servicer, for the benefit of the Disbursing Agent as collateral agent for the benefit of the Trustee, in any and all of its presently existing and hereafter acquired or arising Collateral (which Collateral may be subject to Permitted Liens). Such documents, agreements, other writings and certificates and actions shall include without limitation the following (and in the case of any documents, agreements, writings or other certificates shall be in form and substance reasonably satisfactory to Servicer): duly executed and delivered security agreements, pledge agreements, Control Agreements with respect to any depository, operating or investment accounts (other than Excluded Accounts), intellectual property security agreements, certificates for any certificated Shares and powers and assignments duly executed in blank with respect thereto sufficient to pledge all of ownership interests in such Person to Servicer, for the benefit of Disbursing Agent and as collateral agent for the Trustee, financing statements (which may have a description of collateral which is broader than that set forth herein, including a description of the collateral as “all assets” and/or “all personal property”), landlord’s, warehousemen and bailee waiver or letters and all such other documents, agreements, certificates and other writings as the Servicer may reasonably require, the filing such financing statements, complying with any provision of any statute, regulation or treaty if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Servicer to enforce, its security interest, providing to Servicer copies of such Person’s certified copies of such Person’s current organizational documents (including any bylaws) and good standing certificates, certified resolutions of such Person’s Board of Directors or other governing body (and, if required by law or its organizational documents, its equity holders) authorizing the execution, delivery and performance of all required agreements, documents, certificates and other writings and all actions required to be taken, and, if requested by Servicer, a written opinion of counsel, as to such matters and such Persons as Servicer may reasonably require, in each case in form and substance reasonably satisfactory to Servicer. Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Finance Document.

6.12 Litigation Cooperation. Make available, and cause each of its respective Subsidiaries to make available, to Disbursing Agent and Servicer, without expense to Disbursing Agent or Servicer, each of such Person’s officers, employees and agents and such Person’s Books, to the extent that Disbursing Agent or Servicer may reasonably deem them necessary to prosecute or defend any third-party suit or proceeding instituted by or against Disbursing Agent or Servicer with respect to any Collateral of such Persons or relating to such Persons.

6.13 Insurance Policy. Issuer and each other Co-Obligor shall, and shall cause each of their Subsidiaries to, cooperate with the Servicer and the Disbursing Agent to remain in compliance with the terms of the Insurance Policy at all times prior to the Payment in Full of the Secured Obligations (other than contingent indemnification obligations for which no claim has been made), and at all times that the Disbursing Agent or Trustee has any obligation to make any disbursements to Issuer under this Agreement or the Trust Indenture.

6.14 Notice of Default, Litigation, and Other Matters. Promptly upon becoming aware of any of the following, the applicable Co-Obligor shall deliver to the Servicer written notice describing the same and the steps being taken by the applicable Co-Obligor or the Subsidiary affected thereby with respect thereto:

(a) the occurrence of an Event of Default or a Default;

(b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by any Co-Obligor to the Servicer which has been instituted or, to the knowledge of any Co-Obligor, is threatened against any Co-Obligor or to which any of the properties of any thereof is subject which might reasonably be expected to have a Material Adverse Effect;

(c) any cancellation or material change in any insurance maintained by any Co- Obligor;

(d) any Lien (other than Permitted Liens) on any of the Collateral which would adversely affect the ability of Servicer to exercise any of its remedies hereunder;

(e) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect; or

(f) the occurrence of any pending or (to the best of any Co-Obligor’s knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the employees of any Co-Obligor.

6.15 Use of Proceeds. The proceeds of the Term Advance shall be used solely to payoff the Specified Existing Debt, for working capital purposes, and for Capital Expenditures and for other general business and corporate purposes.

6.16 Maintenance of Perfected Security Interest. Each Co-Obligor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.19 and shall defend such security interest against the claims and demands of all Persons whomsoever.

6.17 Payment Reserve Fund. The Co-Obligors shall at all times maintain restricted cash on deposit in the Payment Reserve Fund in such amounts required by the Trust Indenture.

6.18 Observer Rights. Grant the Servicer the right to have two (2) non-voting attendees present at all meetings of the Issuer’s and the other Co-Obligors Boards of Directors, Boards of Managers (or other applicable governing bodies), and to receive all information made available to the members of the Boards of Directors, Boards of Managers (or other applicable governing bodies), as further described in Section 3(c) of the Disbursement Monitoring Agreement; provided that, for purposes of clarification, any attendee may be excluded from any portion of a meeting which is in executive session or in which attorney-client privileged matters will be discussed; provided, further, that, the Issuer, the other Co-Obligors shall give the Servicer prior written notice of any such meeting concurrently with the transmission of such notice to such applicable governing body, but in any event, no less than ten (10) days prior to the date of such meeting (or such shorter period of time of not less than seven (7) days if the notice is provided simultaneously with the notice to the other members of the applicable governing body), which notice shall specify in reasonable detail the topics that are intended to be covered at such meeting at the time the notice is sent.

6.19 Permits. The Co-Obligors shall at all times maintain (and renew, to the extent applicable) the licenses, permits, authorizations and/or certifications set forth in Schedule 4A of the Perfection Certificate delivered on the Closing Date.

6.20 Further Assurances. At any time and from time to time, Issuer and each other Co-Obligor shall, and shall cause each of its Subsidiaries to, execute and deliver all such further instruments, agreements, documents, certificates and other writings and take all such further action as may reasonably be requested by Disbursing Agent and/or Servicer to effect the purposes of this Agreement.

6.21 [Reserved].

6.22 TRCA SPAC Transaction. The Co-Obligors shall complete the TRCA SPAC Transaction on or before August 31, 2023.

6.23 TRCA SPAC Transaction Parent. Simultaneously with the completion of the TRCA SPAC Transaction, the Co-Obligors shall cause the Parent Company to execute a joinder to this Agreement and become a Co-Obligor hereunder.

6.24 TRCA SPAC Transaction Board of Directors. The Co-Obligors shall appoint at least two Persons who have significant automotive experience and which are reasonably acceptable to Servicer that will be added to the Parent Company’s Boards of Directors upon consummation of the TRCA SPAC Transaction.

6.25 [***] The Co-Obligors shall pay all Indebtedness under [***] no later than June 30, 2024.

6.26 [***]. [***]

6.27 Australian Covenants.

(a) No Australian Co-Obligor shall become a trustee of any trust or settlement except as disclosed to, and accepted by, the Servicer in writing (acting reasonably).

(b) Each Australian Co-Obligor must comply in all material respects with Chapter 2E and Part 2J.3 of the Australian Corporations Act to the extent applicable to it.

(c) No Australian Co-Obligor shall:

(i) vary or amend any Australian Lease;

(ii) surrender or accept any surrender of an Australian Lease;

(iii) assign or allow assignment of any Australian Lease; or

(iv) fail to renew any Australian Lease,

without the prior written consent of the Servicer.

(d) If a lessor or service provider (as applicable) under an Australian Lease sells or otherwise disposes of its interest in the Premises (as defined in the relevant Australian Right of Entry Deed), each Australian Co-Obligor:

(i) will use its reasonable endeavours to ensure that any purchaser, assignee or transferee of an interest in the Premises enters into a form of deed acceptable to the Security Trustee pursuant to which such purchaser, assignee or transferee agrees to be bound by the terms and conditions of the relevant Australian Right of Entry Deed; and

(ii) will otherwise provide a copy of the relevant Australian Right of Entry Deed to any purchaser, assignee or transferee prior to the settlement of such sale or disposal.

6.28 Debt Service Reserve. The Co-Obligors shall maintain a reserve in U.S. Dollars in a deposit account at [***] or such other account bank as may be acceptable to Servicer in an amount of not less than the debt service payments on the Term Advance consisting of the sum of (i) the next [***] (clauses (i), (ii), and (iii), collectively, the “Debt Service Reserve”).

6.29 Labor Matters. The Co-Obligors shall at all times (a) act in accordance with its obligations under the Collective Bargaining Agreement, (b) have a plan in place reasonably acceptable to Servicer to prevent work stoppages and (c) take such measures that are necessary to mitigate business interruptions due to labor unrest.

7. NEGATIVE COVENANTS.

Neither the Issuer nor any Co-Obligor will do any of the following:

7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (including pursuant to a Division) (collectively, a “Transfer”), or permit any of their Subsidiaries to Transfer, all or any part of its business or property, other than Permitted Transfers; provided, however, that neither Issuer nor any other Co-Obligor or any of their Subsidiaries may Transfer all or any part of the Intellectual Property Collateral without the Servicer’s prior written consent, except (i) non-exclusive licenses granted in the ordinary course of business and (ii) registered Intellectual Property Collateral including the rights to the relevant underlying works, designs or inventions in the same from the Issuer to the Parent Company.

7.2 Change in Business; Change in Control or Executive Office. Engage in any business, or permit any of their Subsidiaries to engage in any business, other than the businesses currently engaged in and any business substantially similar or related thereto (or incidental thereto); or cease to conduct business substantially in the manner conducted as of the Closing Date; or suffer or permit a Change in Control; or without thirty (30) days prior written notification to Servicer (or such shorter period as the Servicer may agree in writing), relocate its chief executive office, except in connection with the TRCA SPAC Transaction and with prior written notice to Servicer, change its state of incorporation or formation, as applicable, or change its legal name; or without Servicer’s prior written consent, change the date on which its fiscal year ends; or without at least thirty (30) days’ prior written notice to Servicer, add any new offices or business locations, including warehouses, provided, however that only five (5) days prior written notice to Servicer shall be required if such new offices or business locations, including warehouses, shall contain less than [***] of Collateral. All Collateral of Issuer, any other Co-Obligor and any of their Subsidiaries at any such location shall be aggregated for purposes of determining whether such threshold amount has been met. Neither Issuer nor any Co-Obligor shall amend or modify its charter, bylaws or other organizational documents in any way which could reasonably be expected to materially adversely affect the interests of the Servicer or the Disbursing Agent.

7.3 Mergers or Acquisitions. Except for the TRCA SPAC Transaction (which is expressly permitted), merge or consolidate (or undergo a Division), or permit any of their Subsidiaries to merge or consolidate (or divide), with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, equity securities or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary (provided such surviving Subsidiary is a Co-Obligor and has complied with all of the provisions of Section 6.11 above) or with (or into) Issuer provided Issuer is the surviving legal entity, in each case so long as no Event of Default has occurred prior thereto or arises as a result therefrom.

7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrances.

(a) Create, incur, assume or suffer to exist any Lien with respect to any of its property (including without limitation, its Intellectual Property Collateral (including, without limitation any foreign intellectual property)), or assign or otherwise convey any right to receive income, including the sale of any of its Accounts, or permit any of their Subsidiaries to do so (except in the case of Permitted Liens); or

(b) enter into any agreement, document, instrument or other arrangement (except with or in favor of the Servicer) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Co-Obligor from creating, incurring, assuming or allowing any Lien with respect to any of such Co-Obligor’s or Subsidiary’s property (including without limitation, its Intellectual Property Collateral), or permit any of their Subsidiaries to so agree; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by the Finance Documents, (ii) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness described in clause (c) or clause (d) of the definition of “Permitted Liens” provided such restrictions or conditions apply only to the property or assets acquired with such Indebtedness and (iii) the foregoing shall not apply to customary provisions in leases and other contracts generally restricting assignments thereof that do not specifically prohibit the granting of a security interest therein or to customary covenants in merger or acquisition agreements restricting the granting of security interests in the Issuer’s or its Subsidiaries’ property pending the closing of such transactions (provided that such covenants in such merger or acquisition agreements do not at any time prohibit the Issuer any other Co-Obligor or their Subsidiaries from granting any Liens in favor of Servicer hereunder or as described in clause (a)(ii) of the definition of “Permitted Liens”).

7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of their Subsidiaries to do so, except that the Issuer and Co-Obligors may (i) repurchase the stock of former employees pursuant to stock repurchase agreements as long as no Event of Default shall exist prior to such repurchase and/or would occur after giving effect to such repurchase and provided that the aggregate amount of all such repurchases by Issuer and the other Co-Obligors does not exceed [***] per fiscal year, (ii) convert any of its convertible securities into other equity securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (iii) make cash payments in lieu of issuing fractional shares of its stock provided that the amount of such cash payments do not exceed [***] in the aggregate in any fiscal year and (iv) pay dividends solely in common stock or preferred stock that has the same rights and preferences as preferred stock that is permitted in accordance with this Agreement (payment in kind).

7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of their Subsidiaries to do so, other than Permitted Investments; or maintain or invest any of its cash, Cash Equivalents, investment property or property (other than to the extent held in an Excluded Account) with any financial institution or other Person unless such Person has entered into a Control Agreement in favor of Servicer in form and substance reasonably satisfactory to Servicer with respect thereto; or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends, or otherwise distributing property to, Issuer.

7.8 Transactions with Affiliates. Except for (a) the intra-group company licenses between the Issuer and the Parent Company in the form approved by the Servicer prior to the date of this Agreements and (b) the Transfer of registered Intellectual Property Collateral including all underlying copyright, designs or inventions in the same from the Issuer to the Parent Company, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Issuer or any other Co-Obligor, except for transactions that are in the ordinary course of such Person’s business, upon fair and reasonable terms that are no less favorable to Issuer and any such Co-Obligor than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit their Subsidiaries to make any payment in respect of Subordinated Debt, except in compliance with the terms of such Subordinated Debt and the applicable required subordination agreement with Servicer and/or Disbursing Agent with respect to such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest or other payments thereon, provide any collateral or greater rights to the holder thereof or otherwise adversely affect the subordination thereof to Secured Obligations or otherwise to the extent not permitted by the applicable subordination agreement, without Servicer’s prior written consent.

7.10 Inventory and Equipment. Store Inventory (other than in connection with temporary storage as part of incoming or outgoing freight in the ordinary course of business) or Equipment having an aggregate book value of more than [***]at any time with a bailee, warehouseman, or other third party, or permit their Subsidiaries to do so, unless (a) the third party has been notified of Servicer’s security interest and (b) Servicer (i) has received an acknowledgment from the third party that it is holding or will hold such Inventory or Equipment for Servicer’s benefit or (ii) is in pledge possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment; or store or maintain any Equipment or Inventory having an aggregate book value of more than [***] at any time at a location as to which the provisions in Section 6.10 above have not been satisfied. All Equipment and Inventory and other Collateral of Issuer, any other Co-Obligor and any of their Subsidiaries stored at any location or with any such Person shall be aggregated for purposes of determining whether such threshold amount has been met.

7.11 Compliance. Become an “investment company” or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Term Advance for such purpose, or permit any of their Subsidiaries to do so; or fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect, or permit any of their Subsidiaries to do so.

7.12 Compliance with Anti-Terrorism Laws. None of Issuer or any other Co-Obligor shall, nor shall they permit any of their Subsidiaries to, nor shall Issuer, any other Co-Obligor nor any of their Subsidiaries permit any Affiliate of any of the foregoing to, directly or indirectly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Issuer and each other Co-Obligor shall, and shall cause their Subsidiaries to, immediately notify Disbursing Agent and Servicer if any of them has knowledge that Issuer, any other Co-Obligor or any Subsidiaries or any Affiliates of any of the foregoing is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. None of Issuer or any other Co-Obligor shall, nor shall they permit any of their Subsidiaries to, nor shall Issuer, any other Co-Obligor nor any of their Subsidiaries permit any Affiliate of any of the foregoing to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

Disbursing Agent hereby notifies Issuer, each other Co-Obligor and each of their Subsidiaries that pursuant to the requirements of Anti-Terrorism Laws, and Disbursing Agent’s policies and practices, Disbursing Agent is required to obtain, verify and record certain information and documentation that identifies each of them and their principals, which information includes the name and address of Issuer, each Co-Obligor and each of their Subsidiaries and their principals and such other information that will allow Disbursing Agent to identify such party in accordance with Anti-Terrorism Laws.

7.13 No Enforcement. Seek to enforce any of their Intellectual Property Collateral (or any other intellectual property thereof) against any 3rd party for infringement without the prior written consent of the Servicer.

7.14 Foreign Assets. At any time permit the aggregate fair market value of all cash and other assets owned by any Subsidiary of Issuer that is not a Co-Obligor, on a consolidated basis, to exceed five percent (5%) of the consolidated total assets of the Issuer and its Subsidiaries in accordance with IFRS.

7.15 Carbon Revolution (USA). The Co-Obligors shall not permit the value of the assets of Carbon Revolution (USA) to exceed [***], at any point.

7.16 Australian Corporate Cards. The Co-Obligors shall not, at any time, permit the aggregate liabilities in respect of the Australian Corporate Cards to exceed [***].

8. EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1 Payment Default. If Issuer or any Co-Obligor fails to pay, when due, any principal or any interest on the Term Advance, or any of the other Secured Obligations;

8.2 Covenant Default.

(a) If Issuer or any other Co-Obligor fails to perform any obligation (or violates any covenant) under Article 6 (provided that the Co-Obligors shall have a sixty (60) day cure period with respect to Section 6.22) or violates any of the covenants contained in Article 7 above; or

(b) If Issuer or any other Co-Obligor fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the other Finance Documents, or in any other present or future agreement with Servicer and/or Disbursing Agent and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten (10) Business Days after receiving notice thereof or any officer thereof becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) Business Day period or cannot after diligent attempts by Issuer or such other Co-Obligor be cured within such ten (10) Business Day period, and such default is likely to be cured within a reasonable time, then Issuer or such Co-Obligor shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default, provided that in each case Issuer or such other Co-Obligor is making diligent efforts to effect such cure;

8.3 Material Adverse Effect; Change in Control. If (a) there occurs any circumstance or circumstances that has or is likely to have a Material Adverse Effect or (b) there occurs a Change in Control.

8.4 Attachment. If any portion of Issuer’s or any Co-Obligor’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver, Australian Controller or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Issuer or any other Co-Obligor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Issuer’s or any other Co-Obligor’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Issuer’s or any other Co-Obligor’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Issuer or any other Co-Obligor receives notice thereof;

8.5 Insolvency. If Issuer or any other Co-Obligor becomes insolvent, or if an Insolvency Proceeding is commenced by Issuer or any other Co-Obligor, or if an Insolvency Proceeding is commenced against Issuer or any other Co-Obligor that is not dismissed or stayed within thirty (30) days, or if the Issuer or any other Co-Obligor applies for or consents to the appointment of any receiver, interim receiver, monitor, trustee, custodian, conservator, liquidator, rehabilitator, Australian Controller or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, interim receiver, monitor, trustee, custodian, conservator, liquidator, rehabilitator, Australian Controller or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for thirty (30) days.

8.6 Other Agreements. (i) If there is a default or other failure to perform under any agreement to which Issuer or any other Co-Obligor is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of [***], individually or in the aggregate, for Issuer and all other Co-Obligors, or which would have a Material Adverse Effect, (ii) if an event, circumstance or condition shall occur relating to any Indebtedness in an amount in excess of [***] or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or circumstance shall occur or condition exist, the effect of which event, circumstance or condition is to (x) cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice of acceleration, or any lapse of time prior to the effectiveness of any notice of acceleration, is required), any such Indebtedness to become accelerated, (y) require any Co-Obligor to make any prepayment, redemption or other similar payment thereunder, or (z) cause such Indebtedness to otherwise become due prior to its stated maturity; or (iii) if any Indebtedness in excess of [***] shall be declared to be due and payable other than in accordance with the terms of such Indebtedness or required to be prepaid, other than by a regularly scheduled required prepayment or as a mandatory prepayment, prior to the stated maturity thereof;

8.7 Judgments. If one or more judgments for the payment of money in an amount, individually or in the aggregate (for all such judgments), exceeding [***] with respect to Issuer and all other Co-Obligors when taken together, shall be rendered against Issuer or any other Co-Obligor and shall remain unsatisfied and unstayed for a period of ten (10) days;

8.8 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in this Agreement or in any other Finance Document (including any certificate delivered to Disbursing Agent or Servicer by any Responsible Officer or any other officer of Issuer or any other Co-Obligor pursuant to this Agreement or any other Finance Document) or to induce Disbursing Agent or Servicer to enter into this Agreement or any other Finance Document;

8.9 Guaranty. If any guaranty of all or a portion of the Secured Obligations (a “Guaranty”) ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any Guaranty or a security agreement securing any Guaranty or any other agreement, document, certificate or writing executed pursuant to or in connection with any Guaranty (collectively, each Guaranty, each security agreement and any other agreement, document, certificate or writing executed now or hereafter pursuant to or in connection with any Guaranty, the “Guaranty Documents”), or any event of default occurs under any of the Guaranty Document or any guarantor revokes or purports to revoke any Guaranty Document, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Disbursing Agent or Servicer in connection with any Guaranty Document, or if any of the circumstances of a type described in Sections 8.2(b) through 8.8 above, inclusive, occur with respect to any guarantor or any Guaranty Document or any guarantor dies or becomes subject to any criminal prosecution, or any circumstances arise causing Disbursing Agent or Servicer, in good faith, to become insecure as to the satisfaction of any of any guarantor’s obligations under any Guaranty Document;

8.10 Indebtedness. (i) A default or breach occurs and is continuing (after giving effect to any applicable cure or grace periods) under any agreement between Issuer, any other Co-Obligor or any of their Subsidiaries and any creditor of Issuer, any other Co-Obligor or any of their Subsidiaries that has signed a subordination, intercreditor or other similar agreement with Disbursing Agent and/or Servicer; (ii) any creditor that has signed such a subordination, intercreditor or other similar agreement with Disbursing Agent and/or Servicer, breaches, or there is any default under, any of the terms of any such subordination, intercreditor or other similar agreement or there is a default thereunder; or (iii) an event, circumstance or condition shall occur relating to any Subordinated Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or circumstance shall occur or condition exist, the effect of which event, circumstance or condition is to (x) cause, or to permit the holder or holders of such Subordinated Debt (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice of acceleration, or any lapse of time prior to the effectiveness of any notice of acceleration, is required), any such Subordinated Debt to become accelerated, (y) require any Co-Obligor to make any prepayment, redemption or other similar payment thereunder, or (z) cause such Subordinated Debt to otherwise become due prior to its stated maturity;

8.11 Governmental Approvals. Any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any governmental authority shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non-renewal has resulted in or could reasonably be expected to result in a Material Adverse Effect; or

8.12 Insurance Policy; Disbursement Monitoring Agreement. The Insurance Policy is invalidated, coverage is terminated or modified in any manner without the prior written consent of Disbursing Agent and Servicer (which consent may be granted or withheld in Disbursing Agent’s and Servicer’s sole and absolute discretion), or the Insurance Policy is no longer in full force and effect. The Disbursement Monitoring Agreement is invalidated, terminated or modified in any manner without the prior written consent of Servicer and Disbursing Agent (which consent may be granted or withheld in Servicer and Disbursing Agent’s sole and absolute discretion), or such Disbursement Monitoring Agreement is no longer in full force and effect.

8.13 Invalidity of Finance Documents. Any Finance Document, or any Lien granted thereunder, at any time after its execution and delivery and for any reason, other than as expressly permitted hereunder or upon Payment in Full of all Secured Obligations, ceases to be in full force and effect; or any Co-Obligor or any other Person contests in any manner the validity or enforceability of any Finance Document or any Lien granted to the Servicer, pursuant to the Finance Documents; or any Co-Obligor purports to revoke, terminate or rescind any Finance Document.

8.14 ERISA. An ERISA Event shall have occurred that (when taken together with all other ERISA Events that have occurred), has resulted, and/or could reasonably be expected to result in a Material Adverse Effect.

8.15 Trust Documents. An Extraordinary Redemption Event (as defined in the Trust Indenture), an Event of Special Redemption (as defined in the Trust Indenture) or an Event of Default (as defined in the Trust Indenture) has occurred under the Trust Indenture.

9. SERVICER'S RIGHTS AND REMEDIES.

9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Servicer may, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Issuer and each Co-Obligor:

(a) Declare all Secured Obligations, whether evidenced by this Agreement, by any of the other Finance Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 above, all Secured Obligations shall become immediately due without any action by Servicer);

(b) Cause the advancing of money or extending of credit (or commitment to so advance or extend credit) to or for the benefit of Issuer or any Co-Obligor under this Agreement or under any other agreement between Issuer and any other Co-Obligor and Disbursing Agent to cease;

(c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Servicer reasonably considers advisable;

(d) Make such payments (at the expense of the Co-Obligors) and do such acts as Servicer considers necessary or reasonable to protect its security interest in any of the Collateral. Issuer and each other Co-Obligor agrees to assemble the Collateral if Servicer so requires, and to make the Collateral available to Disbursing Agent as Servicer may designate. Issuer and each other Co-Obligor authorizes Servicer to enter the premises where any of the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Servicer’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any premises owned by Issuer or any other Co-Obligor, Issuer and each other Co-Obligor hereby grants Servicer a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Servicer’s rights or remedies provided herein, at law, in equity, or otherwise;

(e) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) any of the Collateral of Issuer and of any other Co-Obligor. Servicer is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Issuer’s and each other Co-Obligor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, advertising material, logos, other intellectual property and any other property of a similar nature, as it pertains to any of the Collateral, in completing production of, advertising for sale, and selling any of the Collateral and, in connection with Servicer’s exercise of its rights under this Section 9.1, all rights of Issuer and any other Co-Obligor under all licenses and all franchise agreements shall inure to Servicer’s benefit;

(f) Dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the premises of Issuer and any other Co-Obligor) as Servicer determines is commercially reasonable, and apply any proceeds to the Secured Obligations in whatever manner or order Servicer deems appropriate;

(g) Servicer, for Disbursing Agent’s account, may credit bid and purchase at any public sale; and

(h) In addition to other rights and remedies provided for herein, in the other Finance Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Co-Obligor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Co-Obligor’s Deposit Accounts in which Servicer’s Liens (for the benefit of the Disbursing Agent) are perfected by control under the Code, instruct the bank maintaining such Deposit Account for the applicable Co-Obligor to pay the balance of such Deposit Account to or for the benefit of Servicer (for the Disbursing Agent’s account), and (ii) with respect to any Co-Obligor’s Securities Accounts in which Servicer’s Liens (for the benefit of the Disbursing Agent) are perfected by control under the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Co-Obligor to (A) transfer any cash in such Securities Account to or for the benefit of the Servicer (for the Disbursing Agent’s account) or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Servicer (for the Disbursing Agent’s account).

Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Issuer and the other Co-Obligors.

Without limiting the foregoing, upon an Event of Default, or in the event that any covenant hereunder is modified, the Servicer may require the Issuer to deposit an amount not to exceed one monthly payment of principal plus interest into the Payment Reserve Fund.

9.2 Power of Attorney. Effective upon the occurrence and during the continuance of an Event of Default, Issuer and each Co-Obligor hereby irrevocably appoints Servicer (and any of Servicer’s designated officers, employees or agents) as such Person’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Servicer’s security interest in the Accounts; (b) endorse the name of Issuer or such other Co-Obligor on any checks or other forms of payment or security that may come into Servicer’s possession; (c) sign the name of Issuer or such other Co-Obligor on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Issuer’s or such other Co-Obligor’s policies of insurance of Issuer and any other Co-Obligor; (f) settle and adjust disputes and claims respecting the Accounts directly with account debtors, for amounts and upon terms which Servicer determines to be reasonable; and (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral. The appointment of Servicer as attorney in fact for Issuer and the other Co-Obligors, and each and every one of Servicer’s rights and powers, being coupled with an interest, is irrevocable until the Payment in Full of all the Secured Obligations (other than contingent indemnification obligations for which no claim has been made) and the termination of Trustee’s obligation to disburse proceeds of the Series 2023-A Notes under the Trust Indenture has been terminated.

9.3 Accounts Collection. At any time after the occurrence and during the continuance of an Event of Default, Servicer may notify any Person owing funds to Issuer or any other Co-Obligor of Servicer’s security interest in such funds and verify the amount of such Account. Issuer and each other Co-Obligor shall collect all amounts owing to Issuer or such other Co-Obligor for Servicer, for the benefit of Disbursing Agent, receive in trust all such payments as Servicer’s, for the benefit of Disbursing Agent, and immediately deliver such payments to Servicer, for the benefit of Disbursing Agent, in their original form as received from the account debtor, with proper endorsements for deposit.

9.4 Disbursing Agent and Related Expenses. If Issuer or any Co-Obligor fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, Servicer, for the benefit of Disbursing Agent, may do any or all of the following after reasonable notice to Issuer: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 6.6 above, and take any action with respect to such policies as Servicer deems prudent. Any amounts so paid or deposited by Servicer shall constitute Disbursing Agent and Related Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral of the Issuer and the other Co-Obligors. Any payments made by Disbursing Agent or Servicer shall not constitute an agreement by Disbursing Agent or Servicer to make similar payments in the future or a waiver by Disbursing Agent or Servicer of any Event of Default under this Agreement.

9.5 Disbursing Agent’s and Servicer’s Liability for Collateral. Neither Disbursing Agent nor Servicer shall in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of, or diminution in the value of, the Collateral shall be borne by Issuer and the other Co-Obligors.

9.6 Remedies Cumulative. Servicer’s and Disbursing Agent’s rights and remedies under this Agreement, the Finance Documents, and all other agreements shall be cumulative. Servicer and Disbursing Agent shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Disbursing Agent or Servicer of one right or remedy shall be deemed an election, and no waiver by Disbursing Agent or Servicer of any Event of Default on the part of Issuer or any Co-Obligor shall be deemed a continuing waiver. No delay by Disbursing Agent or Servicer shall constitute a waiver, election, or acquiescence by it. No waiver by Disbursing Agent or Servicer shall be effective unless made in a written document signed on behalf of Disbursing Agent or Servicer, as applicable, and then shall be effective only in the specific instance and for the specific purpose for which it was given.

9.7 Demand; Protest. Except as otherwise specifically stated in this Agreement, Issuer and each other Co-Obligor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, and/or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Disbursing Agent or Servicer on which Issuer or any other Co-Obligor may in any way be liable.

9.8 Assistance with Enforcement of Rights and Remedies. Issuer and each other Co-Obligor acknowledges and agrees that, upon the occurrence and during the continuance of an Event of Default, Issuer and each other Co-Obligor shall use its best efforts to retain, at the sole cost and expense of Issuer and each such other Co-Obligor, certain key employees (or former employees) of Issuer and each such other Co-Obligor, as designated by Servicer (or Servicer’s agent, representative, designee or assign; each, a “Servicer Agent”), to cooperate with and assist Disbursing Agent, Insurer, and/or Servicer, with the exercise of Disbursing Agent’s, Insurer’s and/or Servicer’s rights and remedies under this Agreement and the other Finance Documents, and such other matters incidental thereto as Disbursing Agent, Insurer and/or Servicer may designate; all on terms and conditions acceptable to Servicer. In addition, the Co-Obligors shall cooperate with any actions reasonably requested by the Servicer, Insurer or Disbursing Agent in connection with the marketing and sale of the Co-Obligor’s Intellectual Property Collateral and other assets, whether as a going concern or otherwise. The Co-Obligors agree that they will use their best efforts and work in good faith with the Servicer and the Servicer Agents to achieve the sale of the Intellectual Property Collateral and other assets prior to the termination date of the Insurance Policy. The parties hereto acknowledge and agree that they shall comply with the instructions issued by Insurer in connection with any such enforcement action or marketing and/or sale of the Co-Obligor’s Collateral (to the extent the Insurer has the right to issue instructions in connection therewith).

9.9 Intellectual Property. In the event of any sale or other disposition or Transfer of any of the Intellectual Property Collateral of any Co-Obligor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Co-Obligor shall supply to the Servicer or its designee such Co-Obligor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Co-Obligor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Co-Obligor.

10. NOTICES.

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Finance Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Disbursing Agent, Servicer, Issuer or any other Co-Obligor may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to any Co-Obligor:
Carbon Revolution Operations Pty Ltd
75 Pigdons Road
Waurn Ponds, Victoria 3216
Australia
[***]

With a copy to (which shall not constitute notice):

Coblentz Patch Duffy & Bass LLP
One Montgomery Street, Suite 3000
San Francisco, California 94104
[***]

UMB Bank, National Association, as Trustee 100
William Street, Suite 1850
New York, NY 10038
[***]
If to Disbursing Agent:
Newlight Capital LLC
1135 Kildaire Farm Road, Suite 200
Cary, North Carolina 27511
[***]

If to Servicer:	With a copy to (which shall not constitute notice):

Morgan, Lewis & Bockius LLP

One Federal Street
Boston, MA 02110-1726
[***]

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to each other party hereto.

11. GUARANTY; ADDITIONAL WAIVERS AND PROVISIONS.

11.1 Guaranty. Each Co-Obligor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Co-Obligor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due payment of all Secured Obligations (including, without limitation, the Reimbursement Obligation) and the punctual performance of all agreements, covenants and duties of each Co-Obligor under this Agreement and the other Disbursement Documents. Each payment made by any Co-Obligor shall be made in lawful money of the United States.

11.2 Waivers. Each Co-Obligor hereby absolutely, unconditionally and irrevocably waives (i) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, (ii) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Secured Obligations and any other notice with respect to the Secured Obligations, (iii) any requirement that Servicer, Insurer, Disbursing Agent or Trustee protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right or take any action against any other Co-Obligor or any other Person or any Collateral, (iv) any other action, event or precondition to the enforcement hereof or payment by each such Co-Obligor of the Secured Obligations or the performance of any agreements, covenants and duties of any Co-Obligor under this Agreement and the other Finance Documents (except as is expressly provided for herein or therein), and (v) to the fullest extent permitted by law, any defense arising by any lack of capacity or authority or any other defense of any Co-Obligor or any notice, demand or defense by reason of cessation from any cause of Secured Obligations or any other agreements, covenants and duties of any Co-Obligor under this Agreement and the other Finance Documents, other than payment and performance in full of the Secured Obligations and any agreements, covenants and duties of the Co-Obligors under this Agreement and the other Finance Documents, and any defense that any other guarantee or security was or was to be obtained by Servicer, Disbursing Agent, Insurer or the Trustee.

11.3. No Defense. No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any of the other Finance Documents or any other agreement or instrument relating thereto, or of all or any part of the Secured Obligations, or of any collateral security therefor or the performance of agreements, covenants and duties of the Co-Obligor under this Agreement and the other Finance Documents shall affect, impair or be a defense hereunder.

11.4. Guaranty of Payment. The guaranty of any Co-Obligor hereunder or under any Guaranty is one of payment and performance, not collection, and the obligations of each Co-Obligor hereunder are independent of the obligations of the other Co-Obligors, and a separate action or actions may be brought and prosecuted against any Co-Obligor to enforce the terms and conditions of this Agreement and any Disbursement Document, including any Guaranty, irrespective of whether any action is brought against any other Co-Obligor or other Persons or whether any other Co-obligor or other Persons are joined in any such action or actions. Each Co-Obligor waives any right to require that any resort be had by Servicer, Disbursing Agent or Trustee to any security held for payment of the Secured Obligations or to any balance of any deposit account or credit on the books of Servicer, Disbursing Agent or Trustee in favor of any Co-Obligor or any other Person. No election to proceed in one form of action or proceedings, or against any Person, or on any Secured Obligations or any other obligations under any other agreements, covenants and duties of under this Agreement or any of the Disbursement Documents, shall constitute a waiver of Servicer’s, Disbursing Agent’s or Trustee’s right to proceed in any other form of action or proceeding or against any other Person, unless such Servicer, Disbursing Agent or Trustee has expressed such waiver in writing. Without limiting the generality of the foregoing, no action or proceeding by Servicer, Disbursing Agent or Trustee against any Co-Obligor under any document evidencing or securing indebtedness or obligations of any Co-Obligor shall diminish the liability of any other Co-Obligor hereunder, except to the extent Servicer receives actual payment on account of Secured Obligations or actual performance of such obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation, if any, of any Co-Obligor in respect of any other Co-Obligor.

11.5. Liabilities Absolute. The liability of each Co-Obligor hereunder shall be absolute, unlimited and unconditional and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any other Secured Obligation or otherwise. Without limiting the generality of the foregoing, the obligations of each Co-Obligor shall not be discharged or impaired, released, limited or otherwise affected by:

(a) any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Secured Obligations or other obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any other Document, including any increase in the Secured Obligations or other obligations, and/or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Secured Obligations;

(b) the failure of Servicer, Disbursing Agent or Trustee to assert any claim or demand or to enforce any right or remedy against any other Person under the provisions of this Agreement or any other Finance Document or any other document or instrument executed and delivered in connection herewith or therewith;

(c) any settlement or compromise of any Obligation or other obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of any Co-Obligor to creditors of any Co-Obligor;

(d) any manner of application of Collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Secured Obligations or the other or of any other assets of any Co-Obligor; and

(e) to the fullest extent permitted by applicable law, any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of any Co-Obligor, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, any guaranty and/or the other obligations of any Co-Obligor, or a defense to, or discharge of, any Co-Obligor or any other Person or party hereto or the Secured Obligations or other obligations with respect to any Co-Obligor pursuant to this Agreement and/or the other Finance Documents.

11.6. Waiver of Notice. Servicer, Disbursing Agent and Trustee shall have the right to take or not take any such actions set forth in Section 11.5 above without notice to or the consent of any Co-Obligor and each Co-Obligor expressly waives any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to Secured Obligations or other obligations, whether under this Agreement or any other Disbursement Agreement or otherwise or any right to challenge or question any of the above and waives any defenses of such Co-Obligor which might arise as a result of such actions.

11.7. Discretion. Except as otherwise expressly provided in Section 2.3(e) above and Section 2.4 above, Servicer may at any time and from time to time (whether prior to or after the revocation or termination of this Agreement) without the consent of, or notice to, any Co-Obligor, and without incurring responsibility to any Co-Obligor or impairing or releasing any of the Secured Obligations or other obligations, apply any sums by whomsoever paid or howsoever realized to any Secured Obligations regardless of what Secured Obligations remain unpaid.

11.8 Reinstatement. (a) The foregoing provisions herein contained shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon Servicer or Disbursing Agent or the Trustee for repayment or recovery of any amount or amounts received by such Person in payment or on account of any of the Secured Obligations and such Person repays all or part of said amount for any reason whatsoever, including by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such Person or the respective property of each, or any settlement or compromise of any claim effected by such Person with any such claimant (including any Co-Obligor); and in such event each Co-Obligor hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Co-Obligor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and each Co-Obligor shall be and remain liable to Servicer, Disbursing Agent and Trustees for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person(s).

(b) Servicer shall not be required to marshal any assets in favor of any Co-Obligor, or against or in payment of Secured Obligations.

(c) No Co-Obligor shall be entitled to claim against any present or future security held by Servicer, individually or on behalf of any other Person, from any Person for Secured Obligations or other obligations in priority to or equally with any claim of Servicer or Disbursing Agent, or assert any claim for any liability of any Co-Obligor to any other Co-Obligor in priority to or equally with claims of Servicer or Disbursing Agent for Obligations, and no Co-Obligor shall be entitled to compete with Servicer, Disbursing Agent or Trustee with respect to, or to advance any equal or prior claim to any security held by Servicer for Secured Obligations.

(d) If any Co-Obligor makes any payment on account of this Agreement or any other Finance Document, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or provincial statute or at common law or under equitable principles, then to the extent of such payment, the Secured Obligations intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Co-Obligor hereunder.

(e) All present and future monies payable by any Co-Obligor to any other Co-Obligor, whether arising out of a right of subrogation or otherwise, are assigned to Servicer for its benefit and for the benefit of Disbursing Agent and Trustee as security for such Co-Obligor’s liability to Servicer, Disbursing Agent and Trustee hereunder and upon the occurrence and during the continuance of any Event of Default are postponed and subordinated to Servicer’s and Disbursing Agent’s prior right to payment and performance in full of the Secured Obligations and any other obligations under this Agreement and any other Finance Documents. Upon the occurrence and during the continuance of any Event of Default, all monies received by any Co-Obligor from any other Co-Obligor shall be held by such Co-Obligor as agent and trustee for Servicer and Disbursing Agent. This assignment, postponement and subordination shall only terminate when the Secured Obligations are paid in full in cash and this Agreement is irrevocably terminated. Each Co-Obligor acknowledges this assignment, postponement and subordination and, except as otherwise set forth herein, agrees to make no payments to any other Co-Obligor upon the occurrence and during the continuance of any Event of Default without the prior written consent of Servicer. Each Co-Obligor agrees to give full effect to the provisions hereof.

12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

NEW YORK LAW GOVERNS THE DISBURSEMENT DOCUMENTS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF A STATE OTHER THAN NEW YORK. ISSUER, EACH OTHER CO-OBLIGOR, SERVICER AND DISBURSING AGENT EACH SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN. NOTWITHSTANDING THE FOREGOING, DISBURSING AGENT AND SERVICER EACH SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ISSUER OR ANY OTHER CO-OBLIGOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH DISBURSING AGENT OR SERVICER DEEMS NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE DISBURSING AGENT’S AND/OR SERVICER’S RIGHTS AGAINST ANY CO-OBLIGOR OR ITS PROPERTY. ISSUER AND EACH OTHER CO-OBLIGOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND ISSUER AND EACH OTHER CO-OBLIGOR HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. ISSUER AND EACH OTHER CO-OBLIGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS, AND OTHER PROCESS ISSUED IN SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS, AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO ISSUER OR ANY OTHER CO-OBLIGOR AT THE ADDRESS SET FORTH IN, OR SUBSEQUENTLY PROVIDED BY ISSUER OR SUCH OTHER CO-OBLIGOR IN ACCORDANCE WITH, SECTION 10 ABOVE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER TO OCCUR OF THE ACTUAL RECEIPT THEREOF BY ISSUER OR SUCH OTHER CO-OBLIGOR OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, FIRST CLASS, REGISTERED OR CERTIFIED MAIL RETURN RECEIPT REQUESTED, PROPER POSTAGE PREPAID.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ISSUER, EACH OTHER CO-OBLIGOR, SERVICER AND DISBURSING AGENT EACH WAIVES THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER DISBURSEMENT DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

NO CLAIM MAY BE MADE BY ANY CO-OBLIGOR AGAINST THE DISBURSING AGENT OR THE SERVICER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER DISBURSEMENT DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH CO-OBLIGOR HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

13. GENERAL PROVISIONS.

13.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns (including by way of subrogation to the rights of the Disbursing Agent and/or the Trustee) of each of the parties hereto; provided, however, that neither this Agreement nor any rights or obligations hereunder may be assigned by any Issuer or any other Co-Obligor without Disbursing Agent’s and Servicer’s prior written consent, which consent may be granted or withheld in Disbursing Agent’s and Servicer’s sole discretion. Disbursing Agent, with the consent of Servicer, shall have the right without the consent of Issuer or any other Co-Obligor to sell, transfer, assign, or grant a participation interest in all or any part of, or any interest in, the Term Advance and Disbursing Agent’s and Servicer’s obligations, rights and benefits hereunder to any Person. The Servicer may resign as Servicer hereunder and such resignation shall be effective only upon the Servicer providing written notice of its resignation to the Issuer and the Disbursing Agent and the appointment of a successor Servicer; provided that if no such successor is appointed by Servicer (x) prior to the occurrence of a Default or Event of Default, the Issuer may appoint a successor Servicer hereunder, and (y) after a Default or Event of Default has occurred and is continuing, the Insurer may appoint a successor Servicer hereunder without any further action.

13.2 Indemnification; Expenses. Issuer and each other Co-Obligor shall jointly and severally defend, indemnify and hold harmless Disbursing Agent and Servicer and their Affiliates, and each of their respective officers, employees, directors, partners, advisors, representatives, trustees, investment advisors and other agents and each of their respective successors and assigns, against: (a) all losses, damages, penalties, actions, suits, costs, expenses, judgments, obligations, demands, claims, and liabilities claimed or asserted by any Person arising out of, or in any way related to, or by reason of, the transactions contemplated by this Agreement or any other Finance Document; and (b) all losses, damages, costs and/or Disbursing Agent and Related Expenses in any way suffered, incurred, or paid by Disbursing Agent or Servicer as a result of or in any way arising out of, in any way related to, following, or consequential to transactions among Disbursing Agent and/or Servicer and any one or more Issuer any other Co-Obligor, whether under this Agreement, any other Finance Document, or otherwise (including without limitation reasonable attorneys’ fees, costs and expenses and the costs relating to the enforcement of Issuer’s or any other Co-Obligor’s indemnity obligations hereunder), except (x) with respect to the Disbursing Agent, for losses caused by the Disbursing Agent’s gross negligence or willful misconduct, and (y) with respect to the Servicer, for losses caused by the Servicer’s gross negligence or willful misconduct, in each case, as determined by a court of competent jurisdiction in a final, non-appealable order or judgment. The Co-Obligors shall, jointly and severally, pay all Disbursing Agent and Related Expenses to the Servicer not later than ten (10) days following demand therefor (or such earlier times provided for herein or in the other Finance Documents).

13.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

13.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

13.5 Amendments in Writing, Integration. Neither this Agreement nor any other Finance Documents can be amended or terminated orally. No amendment or waiver of any provision of this Agreement or any other Finance Document, and no consent with respect to any departure by any Co-Obligor therefrom, shall be effective unless the same shall be in writing and signed by the Servicer, Disbursing Agent and Co-Obligors, and in the case of any waiver, such waiver shall be effective only in the specific instance and for the specific purpose for which given. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Disbursement Documents, if any, are merged into this Agreement and any other Finance Documents.

13.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed signature page or counterpart (or electronic image or scan transmission (such as a “pdf” file) thereof), whether by facsimile transmission, e-mail, similar form of electronic transmission or otherwise (and whether executed manually, electronically or digitally), shall be effective as delivery of a manually executed counterpart and shall create a valid and binding obligation of the party executing the same or on whose behalf such signature page or counterpart is executed.

13.7 Survival. All agreements, covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as (i) any Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) remain outstanding and have not been Paid in Full and/or (ii) the Disbursing Agent has any obligation to disburse proceeds of the Series 2023-A Notes to Issuer. The obligations to indemnify Disbursing Agent and Servicer contained in this Agreement or any other Finance Document (including pursuant to Section 13.2 above) shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Disbursing Agent and/or Servicer have run.

13.8 Confidentiality. In handling any confidential information Disbursing Agent and Servicer and all employees and agents of each, including but not limited to accountants, shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Disbursing Agent or Servicer in connection with their present or prospective business relations with Issuer and any other Co-Obligors, (ii) to prospective transferees or purchasers of any interest in this Agreement, any other Finance Documents or the Secured Obligations provided that the recipient is subject to a customary confidentiality agreement, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Disbursing Agent or Servicer and (v) as Disbursing Agent and/or Servicer may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Disbursing Agent or Servicer when disclosed to Disbursing Agent or Servicer, as applicable, or becomes part of the public domain after disclosure to Disbursing Agent or Servicer through no fault of either, as applicable; or (b) is disclosed to Disbursing Agent or Servicer by a third party, provided Disbursing Agent does not have actual knowledge that such third party is prohibited from disclosing such information, or (c) is independently developed without the use of any such confidential information or breach of the terms and provisions of this Section 13.8. Paragraphs (iii) and (iv) do not permit the disclosure of any information under section 275(1) of the Australian PPSA and, to the extent permitted by section 275(7) of the Australian PPSA, each Co-Obligor agrees not to disclose or authorize the disclosure of such information. For purposes of clarification, the Parent Company may disclose this Agreement as required to comply with applicable disclosure or other regulatory requirements.

13.9 Patriot Act Notice. Disbursing Agent notifies Issuer and any other Co-Obligors that, pursuant to the requirements of Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (signed into law October 26, 2001), as amended by the USA PATRIOT Improvement and Reauthorization Act, Pub. L. 109-177 (signed into law March 9, 2006) (as amended from time to time) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Issuer and any other Co-Obligor, which information includes names and addresses and other information that will allow Disbursing Agent to identify Issuer and such Co-Obligors in accordance with the Patriot Act.

13.10 The Trustee. It is expressly understood and agreed by the parties hereto that this agreement is executed and delivered by UMB Bank, National Association, as Trustee, and not individually or personally, but solely as Trustee in the exercise of the powers and authority conferred and vested in it under the Trust Indenture and that in executing this Agreement and acting hereunder, the Trustee shall be entitled to the rights, benefits, protections, indemnities and immunities afforded to the Trustee under the Trust Indenture.

13.11 Marketing Materials. The Issuer and each other Co-Obligor hereby consents to the publication by the Servicer and/or the Disbursing Agent, or their respective representatives of advertising material, including any “tombstone,” press release or comparable advertising, on its website or in other marketing materials of such Person, relating to the transactions contemplated by this Agreement or any other Finance Document using any Co-Obligor’s name, product photographs, logo, trademark or other insignia.

13.12 Direction. Servicer directs the Disbursing Agent to execute this Agreement, the other Finance Documents to which Disbursing Agent is a party and the other Finance Documents that provide for or require the acknowledgement of Disbursing Agent.

13.13 Costs and expenses. The Co-Obligors shall:

(a) pay; and

(b) within 5 Business Days of demand, indemnify each Finance Party against,

any cost, expense, fee, loss or liability (including administrative costs) the Finance Party incurs in relation to all stamp duty, registration or other similar Tax payable in respect of any Transaction Document and the Notes except any document pursuant to which a Noteholder assigns or transfers its rights under the Notes.

13.14 GST. Except where the context suggests otherwise, terms used in this Section 11.06 that have a specific meaning in the GST law (as defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) (as amended from time to time)) shall have the same meaning in this Section 13.13.

All payments (including the provision of any non monetary consideration) to be made by a Co-Obligor under or in connection with any Transaction Document or the Notes (other than under this Section 13.13) are exclusive of GST.

(a) If all or part of that payment is the consideration for a taxable supply made by a Finance Party for GST purposes then:

(i) the Co-Obligor must pay to the Finance Party an additional amount equal to that payment (or part) multiplied by the appropriate rate of GST (a “GST Amount”);

(ii) subject to the prior receipt of a tax invoice from the Finance Party, the GST Amount is to be paid at the same time as the other consideration is provided for that supply; and

(iii) if a tax invoice is not received prior to the provision of that other consideration, the GST Amount is payable within 10 days of the receipt of a tax invoice from the Finance Party.

(b) If an adjustment event occurs in relation to a supply made under or in connection with a Transaction Document or the Notes:

(i) the Finance Party must issue an adjustment note;

(ii) the GST Amount will be recalculated to reflect that adjustment; and

(iii) the parties will make such payment between them as necessary to reflect the adjustment to the amount of GST charged.

(c) Where under any Transaction Document or the Notes, a Co-Obligor is required to reimburse or indemnify for a cost, expense or other amount paid or incurred by a Finance Party, that Co-Obligor will pay the relevant cost, expense or other amount (including any sum in respect of GST) less any input tax credit entitlement in respect of that cost, expense or other amount.

14. NOTICE OF FINAL AGREEMENT.

BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT AND THE OTHER DISBURSEMENT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR ORAL UNDERSTANDINGS OF THE PARTIES.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above. Signed, sealed and delivered by Carbon

Signed, sealed and delivered by Carbon
Revolution Operations Pty Ltd ACN 154 435 355 in accordance with section 127 of the Corporations Act 2001 (Cth) by:

Signature of director	Signature of director/secretary

Jacob Dingle, Managing Director	David Nock, Company Secretary
Name of director (print)	Name of director/secretary (print)

Signed, sealed and delivered by Carbon
Revolution Technology Pty Ltd ACN 155 413 219 in accordance with section 127 of the Corporations Act 2001 (Cth) by:

Signature of director	Signature of director/secretary

Jacob Dingle, Managing Director	David Nock, Company Secretary
Name of director (print)	Name of director/secretary (print)

Signed, sealed and delivered by Carbon
Revolution Limited ACN 128 274 653 in accordance with section 127 of the Corporations Act 2001 (Cth) by:

Signature of director	Signature of director/secretary

Jacob Dingle, Managing Director	David Nock, Company Secretary
Name of director (print)	Name of director/secretary (print)

Address for Notices:

Carbon Revolution Operations Pty Ltd 75 Pigdons Road
Waurn Ponds, Victoria 3216
Australia
Attn:	Jacob Dingle, Managing Director
David Nock, General Counsel

Email:	Jake.dingle@carbonrev.com
David.nock@carbonrev.com

[Signature Page to Intellectual Property Security Agreement]

DISBURSING AGENT:

UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee, solely in its capacity as Disbursing Agent

By:

Name:	Julius R. Zamora

Title:	Vice President

Servicer:

NEWLIGHT CAPITAL LLC

By:

Name:

Title:

[Signature Page to Proceeds Disbursing and Security Agreement]

DISBURSING AGENT:

UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee, solely in its capacity as Disbursing Agent

By:

Name:

Title:

Servicer:

NEWLIGHT CAPITAL LLC

By:

Name:	Joseph Agiato

Title:	CEO

[Signature Page to Proceeds Disbursing and Security Agreement]

Schedule 5.5

Intellectual Property Disclosures

#	Description
[***]	[***]
[***]	[***]

[***]

2

Schedule 5.11

Environmental Conditions

None.

3

Schedule 5.13

Subsidiaries

Co-Obligor	Subsidiary	Ownership Percentage	Certificated (Y/N)

Carbon Revolution Limited	Carbon Revolution Operations Pty Ltd	100%	N

Carbon Revolution Limited	Carbon Revolution Technology Pty Ltd	100%	N

Carbon Revolution Limited	Carbon Revolution (USA) LLC	100%	N

Carbon Revolution Limited	Carbon Revolution (UK) Limited[1]	100%	N

1 Within sixty (60) days after the Closing Date (or such later date as the Servicer may agree in its sole discretion) the Issuer shall have delivered to Servicer evidence to its satisfaction of the dissolution of Carbon Revolution (UK) Limited.

Schedule 5.19

Filing Offices

Entity	Filing Type	Filing Office
Carbon Revolution Limited	UCC- Financing Statement	Recorder of Deeds, Washington D.C.
Carbon Revolution Limited (membership interests in Carbon Revolution (USA) LLC)	UCC- Financing Statement	Recorder of Deeds, Washington D.C.
Carbon Revolution Limited	Short Form Intellectual Property Security Agreement	United States Patent and Trademark Office and United States Copyright Office
Carbon Revolution Operations Pty Ltd	UCC- Financing Statement	Recorder of Deeds, Washington D.C.
Carbon Revolution Operations Pty Ltd	Short Form Intellectual Property Security Agreement	United States Patent and Trademark Office and United States Copyright Office
Carbon Revolution Technology Pty Ltd	UCC- Financing Statement	Recorder of Deeds, Washington D.C.
Carbon Revolution Technology Pty Ltd	Short Form Intellectual Property Security Agreement	United States Patent and Trademark Office and United States Copyright Office

Schedule 6.8

Financial Covenants2

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

[2]	For the avoidance of doubt, all financial covenant calculations shall be in Australian Dollars.

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

2

Schedule 7.4

Closing Date Indebtedness

Creditor Name	Title/Date of Contract	Termination Date	Amount Outstanding

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]

Schedule 7.5

Closing Date Liens

None.

Schedule 7.7

Closing Date Investments

Owner	Investment	Ownership Percentage	Description
Carbon Revolution Limited	Carbon Revolution Operations Pty Ltd	100%	Ownership of Subsidiary
Carbon Revolution Limited	Carbon Revolution Technology Pty Ltd	100%	Ownership of Subsidiary
Carbon Revolution Limited	Carbon Revolution (USA) LLC	100%	Ownership of Subsidiary
Carbon Revolution Limited	Carbon Revolution (UK) Limited	100%	Inactive Subsidiary[4]

4 Within sixty (60) days after the Closing Date (or such later date as the Servicer may agree in its sole discretion) the Issuer shall have delivered to Servicer evidence to its satisfaction of the dissolution of Carbon Revolution (UK) Limited.

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT

TO PROCEEDS DISBURSING AND SECURITY AGREEMENT

“Collateral” means, with respect to any Co-Obligor, all of such Co-Obligor’s present and after-acquired property. It includes anything in respect of which the Co-Obligor, has at any time a sufficient right, interest or power to grant a Lien, including without limitation all right, title and interest of such Co-Obligor in, to and under any and all of its assets, property and interests in property, in each case whether presently existing or hereafter created or acquired or arising, and wherever located, including, but not limited to:

(a) all Accounts (other than Excluded Accounts), Chattel Paper (including without limitation Tangible Chattel Paper and Electronic Chattel Paper), Deposit Accounts, Securities Accounts, Commodities Accounts (and any other demand, deposit, time, savings, cash management, passbook and similar accounts, and all monies, securities, Instruments and other investments deposited therein), Documents (including without limitation negotiable documents), Equipment (including without limitation all accessions and additions thereto), General Intangibles (including without limitation Payment Intangibles and Software), intellectual property, Trademarks, Patents, Copyrights and all other Intellectual Property Collateral, Goods (including without limitation Fixtures), Instruments (including without limitation Promissory Notes), Inventory (including without limitation all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), Investment Property (including without limitation securities and securities entitlements), Letters of Credit and Letter of Credit Rights, money, cash, cash equivalents, contract rights, rights to payment of money, certificates of deposit, insurance claims, Commercial Tort Claims described in any Perfection Certificate and all books and records with respect to any of the foregoing, and all computers and equipment containing said books and records;

(b) all “IP Collateral” as defined in the Intellectual Property Security Agreement dated as of May 23, 2023, made by Issuer (and the other Co-Obligors, as applicable) in favor of Servicer (as restated, amended, modified or supplemented from time to time) and all property in which a security interest or Lien is granted pursuant to any short form intellectual property security agreement (as restated, amended, modified or supplemented from time to time), contemplated thereby or executed and delivered pursuant thereto or in connection therewith; and

(c) any and all Proceeds and products of any and all of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing in whatever form, including, without limitation, all Proceeds of any insurance, indemnity, warranty or guaranty and all Supporting Obligations and the security therefor or for any right to payment.

Each capitalized term used but not defined in this Exhibit A shall have the meaning specified in the Proceeds Disbursing and Security Agreement, dated May 23, 2023 (the “PDSA”), by and among UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee, solely in its capacity as disbursing agent, NEWLIGHT CAPITAL LLC, a North Carolina limited liability company, as servicer for the benefit of the Disbursing Agent under the Disbursement Documents and as collateral agent for the benefit of the Trustee under the Trust Transaction Documents and as Security Trustee for the benefit of the Secured Beneficiaries under the Security Trust Deed and CARBON REVOLUTION OPERATIONS PTY LTD a company limited by shares and incorporated in Australia, as Issuer (to which this Exhibit A is attached), provided that, if not otherwise defined in the PDSA, each such capitalized term defined in the Uniform Commercial Code of the State of New York (as amended or supplemented from time to time) shall have the meaning specified therein.

Notwithstanding the foregoing, the Collateral shall not include the following (“Excluded Property”): (1) any license or contract, in each case if the granting of a security interest in such license or contract is prohibited by or would constitute a default under the agreement governing such license or contract (but (A) only to the extent such prohibition (I) was not created in contemplation of the security interest granted by the Issuer and the other Co-Obligors under the PDSA and the other Finance Documents and (II) is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 (or any other Section) of Article 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, or the waiver of such provision or consent thereto, such license or contract, as applicable, shall automatically be subject to the security interest granted in favor of Servicer and become part of the Collateral, or (2) any equipment subject to a purchase money security interest permitted to be incurred under the PDSA as to which the corresponding purchase money Indebtedness remains outstanding, to the extent that a grant of a security interest or Lien therein would require a consent not obtained or violate or invalidate such purchase money arrangement or create a right of termination in favor of any party thereto (other than the Issuer or any Co-Obligor), after giving effect to the applicable anti-assignment provisions of the Code and other applicable law, or (3) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission to and acceptance by the federal Patent and Trademark Office of an amendment to allege use, such intent-to-use trademark application shall automatically be subject to the security interest granted in favor of Servicer and become part of the Collateral, or (4) any Excluded Intellectual Property;

provided, however, that notwithstanding anything to the contrary set forth above (1) the Excluded Property shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless the proceeds, products, substitutions or replacements would otherwise constitute Excluded Property) and (2) immediately upon the ineffectiveness, lapse or termination of any restriction or condition causing or resulting in such property being Excluded Property, the Collateral shall include, and such Co-Obligor shall be deemed to have granted a security interest in, to and under all such property referred to in above, as if such restriction or condition had never been in effect.

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	Newlight Capital LLC, in its capacity as Servicer for UMB Bank, National Association, as Trustee, solely in its capacity as Disbursing Agent

FROM:	CARBON REVOLUTION OPERATIONS PTY LTD

The undersigned authorized officer of CARBON REVOLUTION OPERATIONS PTY LTD, a company limited by shares and incorporated in Australia (the “Issuer”) hereby certifies that in accordance with the terms and conditions of the Proceeds Disbursing and Security Agreement among Issuer, the other Co-Obligors from time to time party thereto, Servicer and Disbursing Agent (the “Agreement”), (i) Issuer and each other Co-Obligor is in complete compliance for the period ending _____________ with all required covenants except as noted in any attachment to this Certificate and (ii), all representations and warranties of Issuer and each other Co-Obligor in the Agreement are true and correct in all material respects (provided that that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects) on the date of this Compliance Certificate (provided that those representations and warranties expressly referring to a specific date are true and correct in all material respects (or in all respects, with respect to any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language) as of such date), except as noted in any attachment hereto. Attached herewith are the required documents supporting the above certification. The undersigned further certifies that (i) any financial statements enclosed herewith fairly present in all material respects the consolidated and consolidating financial condition of the Issuer, the other Co-Obligors and their Subsidiaries as of the end of such period and the consolidated and consolidating results of operations and cash flows of the Issuer, the other Co-Obligors and their Subsidiaries for such period in accordance with International Financial Reporting Standards (IFRS) consistently applied from one period to the next, except (A) as explained in an accompanying letter attached to this Certificate or footnotes and (B) with respect to unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments (if any). [The audited financial statements include the required opinion of the independent, certified public accounting firm.]1 The undersigned further certifies that, except as noted below (stating the nature and status of any such event and the action the Issuer, the other Co-Obligors and/or their Subsidiaries have taken or intend to take with respect thereto), no Default or Event of Default exists and is continuing.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant[2]	Required	Complies

Annual financial statements and Compliance Certificate (audited)	The earlier of (a) thirty (30) days of completion and (b) two hundred forty (240) days after the end of each fiscal year of Issuer	Yes	No

Monthly financial statements (in accordance with Section 6.3(a)(ii))[3]	Monthly within 30 days	Yes	No

Report in form acceptable to Servicer containing management discussion and analysis	Monthly within 30 days	Yes	No

[1]	Include for Compliance Certificates delivered in connection with FY end audited financials.
[2]	Include all financial covenant calculations in monthly and annual certificates.
[3]	Reconciliation with GAAP beginning on December 31, 2023 and quarterly thereafter.

Covenants (See 6.3(a)(ii))	Required	Actual	Complies

Carbon Revolution (USA) Cash Assets	[***]	$___________	Yes	No

Cash and cash equivalents pledged to secure Australian Corporate Cards			Yes	No
	[***]	$___________

Cash and cash equivalents pledged to secure Indebtedness of the Co-Obligors in respect of clause (t) of the definition of “Permitted Indebtedness”	[***]	$___________	Yes	No

The Debt Service Reserve	The next [***] Total	$___________	Yes	No
	$___________	$___________

$___________

Actual
$___________

Compliance Certificate	Together with monthly /annual financial statements		Yes	No

10K and 10Q	(as applicable)		Yes	No

Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 60 days of fiscal year end		Yes	No

A/R & A/P Agings	Monthly within 30 days		Yes	No

Bank Statements	Monthly within 30 days		Yes	No

Updated Perfection Certificate	Within 30 days after March 31st, June 30th, September 30th and December 31st of each year[4]		Yes	No

4 NTD: To be delivered with related Compliance Certificates for such months.

5 NTD: For the avoidance of doubt, all financial covenant calculations shall be in Australian Dollars.

Financial Covenants[5]	Required	Actual	Complies

[***]	[***]		[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

	[***]	[***]	[***]	[***]

[***] Required Disclosures

[***]

Disclosures	Frequency
Has the Issuer/Co-Obligor engaged in any M&A activity?	Monthly	Yes	No

Has any allegation been made that any part of the Intellectual Property Collateral or any part of Issuer/Co-Obligor’s operations or its manufacture, use or sale of any products or services violates the Intellectual Property rights of any third party (via any type of communication or actual lawsuit)?	Monthly	Yes	No

Has any actual or threatened legal dispute of any other kind been made by or against the Issuer/Co-Obligor that could have a Material Adverse Effect?	Monthly	Yes	No

Has any governmental administrative proceeding, subpoena, or civil or criminal investigation of any kind been instituted against the Issuer/ Co-Obligor?	Monthly	Yes	No

Have any Intellectual Property rights of Issuer/ Co-Obligor been legally challenged by a third party?	Monthly	Yes	No

Have any Intellectual Property rights of Issuer/ Co-Obligor been revoked, suspended, terminated, abandoned?	Monthly	Yes	No

Has Issuer/Co-Obligor taken any legal action to enforce any of its Intellectual Property rights?	Monthly	Yes	No

Has the Issuer/Co-Obligor transferred any of the Intellectual Property Collateral (other within Co- Obligor parties)?	Monthly	Yes	No

Have any of Issuer/Co-Obligor’s assets been attached, seized, subject to a warrant or judgment, or levied upon?	Monthly	Yes	No

Has Issuer/Co-Obligor been enjoined, restrained, or in any way prevented by court order from conducting business?	Monthly	Yes	No

Has the Issuer/Co-Obligor provided evidence of renewal of each line of required insurance?	Within 30 days of insurance renewal date	Yes	No

Comments Regarding Exceptions: See Attached.

Signed by Carbon Revolution Operations Pty Ltd ACN 154 435 355 in accordance with section 127 of the Corporations Act 2001 (Cth) by:

Signature of director	Signature of director/secretary

Name of director (print)	Name of director/secretary (print)

MONITOR USE ONLY

Received by:
AUTHORIZED SIGNER

Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status	Yes	No

EXHIBIT C

DISBURSEMENT LETTER

May 23, 2023

The undersigned, being respectively the duly elected and acting Managing Director and Company Secretary of CARBON REVOLUTION OPERATIONS PTY LTD, a company limited by shares and incorporated in Australia (“Issuer”), does hereby certify to NEWLIGHT CAPITAL LLC, as Servicer (“Servicer”) for UMB BANK, NATIONAL ASSOCIATION, as Trustee, solely in its capacity as Disbursing Agent (“Disbursing Agent”), in connection with that certain Proceeds Disbursing and Security Agreement dated as of May 23, 2023 by and among Issuer, Carbon Revolution Limited and Carbon Revolution Technology Pty Ltd, each as a Co-Obligors, and the other Co-Obligors party thereto, Servicer and Disbursing Agent (the “Disbursing Agreement”; other capitalized terms used below having the meanings set forth in the Disbursing Agreement to the extent defined therein) that on the date hereof and the date of any disbursement hereunder:

1.        The representations and warranties made by Issuer and any other Co-Obligor in Section 5 of the Disbursing Agreement and in the other Finance Documents are true and correct in all material respects (provided that that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects) as of the date hereof and the date of any disbursement hereunder; provided that those representations and warranties expressly referring to a specific date are true and correct in all material respects (or in all respects, with respect to any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language) as of such date.

2.        No Default or Event of Default has occurred and is continuing or will exist after giving effect to any disbursement requested hereunder.

3.        Issuer and any other Co-Obligors are in compliance with the agreements, covenants and requirements contained in Section 4, Section 6 and Section 7 of the Disbursing Agreement.

4.        All conditions precedent to the making of the Term Advance set forth in Section 3 of the Disbursing Agreement have been satisfied.

5.        Since December 31, 2023 no circumstance or circumstances exist or have occurred that could reasonably be expected to have a Material Adverse Effect.

6.        Either (i) no consents, licenses or approvals are required in connection with the execution, delivery and performance by any Co-Obligor, and the validity against such Co-Obligor, of the Finance Documents to which such Co-Obligor is a party, or (ii) all such consents, licenses and approvals have been obtained and are in full force and effect;

7.        As of the date hereof, and after giving effect to the consummation of the transactions contemplated by the Disbursing Agreement and the other Finance Documents (including, without limitation, any disbursement requested hereunder), the Issuer and the other Co-Obligors, on a consolidated basis, are Solvent

8.        The undersigned is a Responsible Officer.

9.        The Issuer hereby requests that the proceeds of the Term Advance shall be disbursed in accordance with the flow of funds attached hereto as Schedule I.

[Balance of Page Intentionally Left Blank]

Dated as of the date first set forth above.

Signed by Carbon Revolution Operations Pty Ltd ACN 154 435 355 in accordance with section 127 of the Corporations Act 2001 (Cth) by:

Signature of director	Signature of director/secretary

Name of director (print)	Name of director/secretary (print)

Received as of the 23rd Day of MAY, 2023

by:

NEWLIGHT CAPITAL LLC

By
Name:
Title:

[Signature Page to Disbursement Letter]

Schedule I

(see attached)

EXHIBIT D

INSURANCE AUTHORIZATION LETTER

[       ], 20[   ]

In accordance with the insurance coverage requirements of the Proceeds Disbursing and Security Agreement dated as of [                    ], 20[    ] (the “Agreement”) among UMB BANK, NATIONAL ASSOCIATION, as Trustee, solely in its capacity as Disbursing Agent (“Disbursing Agent”), NEWLIGHT CAPITAL LLC, as Servicer (“Servicer”) and [        ] a [        ] (“Issuer”), coverage is to be provided as set forth below:

COVERAGE:	All risk including liability and property damage.

INSURED:	[ ] AND ITS DIRECT AND INDIRECT SUBSIDIARIES

LOCATION(S) OF COLLATERAL:

1.	[ ]

2.	[ ]

Insurance Broker:	[ ]

Address:	[ ]

Phone Number:	[ ]

Fax Number:	[ ]

ADDITIONAL INSURED AND LENDER LOSS PAYEE:

Newlight Capital LLC, as Servicer, as its interests may appear below.

SERVICER:

Newlight Capital LLC, as Servicer for

UMB Bank, National Association, as Trustee,
solely in its capacity as Disbursing Agent
1135 Kildaire Farm Road, Suite 200

Cary, North Carolina 27511

[***]

COVERAGE:

[                                            ]

[Remainder of page intentionally left blank; signature page follows]

The above coverage is to be provided prior to funding the Agreement. Issuer hereby agrees to pay for the coverage above and by signing below acknowledges its obligation to do so.

Signed by Carbon Revolution Operations Pty Ltd ACN 154 435 355 in accordance with section 127 of the Corporations Act 2001 (Cth) by:

Signature of director	Signature of director/secretary

Name of director (print)	Name of director/secretary (print)

Date: [                      ], 20[     ]

Exhibit E

FORM OF VERIFICATION CERTIFICATE

[____]

Date: [_____ ___], 20[__]

This [Secretary’s] Certificate is delivered pursuant to Section 3.1(b) of that certain Proceeds Disbursing and Security Agreement, dated as of the date hereof, by and among [____] a [____] (the “Issuer”), UMB Bank, National Association, not in its individual capacity, but solely as trustee, solely in its capacity as Disbursing Agent, and Newlight Capital LLC, as Servicer (the “Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meaning given to such term in the Agreement).

I, the undersigned [Secretary] of the Issuer, HEREBY CERTIFY that the Issuer is organized and existing under and by virtue of the laws of the State of [____].

I Further Certify that attached hereto as Attachment 1 is a true and complete copy of the Certificate of Formation, Articles of Incorporation (or other applicable formation document) (collectively, the “Formation Documents”) of the Issuer, including all amendments thereto, if any, as certified by the Secretary of State of [____] as of recent date, and such Formation Documents have not been otherwise amended, modified or revoked and are in full force and effect on the date hereto.

I Further Certify that attached hereto as Attachment 2 is a true and complete copy of the Bylaws, Operating Agreement (or other applicable governing document) (collectively, the “Governing Documents”) of the Issuer, including all amendments thereto, if any, as in effect on the date hereof, and such Governing Documents have not been otherwise modified or amended and remain in full force and in effect on the date hereof.

I Further Certify that attached hereto as Attachment 3, is a true, correct and complete copy of the resolutions duly adopted at a meeting of the board of directors, board of managers, shareholders (or other applicable governing body) of the Issuer, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting).

I Further Certify that each person listed on Attachment 4 hereto is as of the date hereof a duly appointed, qualified and acting officer of the Issuer, and the signature set forth opposite said officer’s name is the true, correct and genuine signature of such officer, and each such officer is authorized to execute and deliver on behalf of the Issuer, the Agreement and the Finance Documents (as defined therein).

I Further Certify that attached hereto as Attachment 5 is a true, accurate and complete copy of the certificate of good standing, certificate of status or other applicable document in respect of the Issuer issued by the Secretary of State of [____], certifying that the Issuer is duly incorporated, in good standing and has legal existence under the laws of the State of [____], and certificates of foreign qualification with respect to the Issuer certifying as to the Issuer’s foreign qualification in each jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has hereunto set his/her name as of the date first written above.

By:

Name:

Title:

The undersigned, [_______] of the Issuer, hereby certifies that [______] is the duly elected and qualified [______] of the Issuer and the signature set forth above is [__] true and genuine signature.

By:

Name:

Title:

attachment 1

Formation Documents of the Issuer

(see attached)

attachment 2

Governing Documents of the Issuer

(see attached)

attachment 3

Unanimous Written Consent of the [_______] of [____]

Dated: [_____ ___], 20[__]

The undersigned, being all of the [______] (the “Governing Body”) of [____] a [____] (the “Company”), acting by written consent without a meeting pursuant to [______] of the State of [____], hereby adopt the following resolutions:

WHEREAS, we, the undersigned, being all of the members of the [_______] of the Company, have been presented with the proposed transaction whereby the Company shall issue $[_______] in Fixed Rate Senior Notes pursuant to that certain Trust Indenture to be dated on or around the date hereof between the Company and UMB Bank, National Association, as Trustee (the “Trustee”), as amended, modified or supplemented from time to time (the “Indenture”), the proceeds of which shall be disbursed in accordance with the terms of that certain Proceeds Disbursing and Security Agreement to be dated on or about the date hereof among the Company, UMB Bank, National Association, as Disbursing Agent, and Newlight Capital LLC, as servicer, collateral agent and Security Trustee(“Servicer”) (the “Disbursement Agreement”);

WHEREAS, in connection with the Indenture and the Disbursement Agreement, the Company is required to issue certain notes (the “Notes”) and enter into the Finance Documents (as defined in the Disbursement Agreement);

WHEREAS, it is in the best interests of the Company that the Company enter into the Finance Documents (as defined in the Disbursement Agreement) and to issue the Notes;

WHEREAS, the Company and each of the undersigned members of the Governing Body of the Company does hereby consent to adopt and confirm the following resolutions with the intent that said resolutions shall be as valid and effective as if they had been passed and confirmed at one or more meetings duly convened.

NOW, THEREFORE, BE IT:

Resolved, that the form, terms and conditions of the Indenture, the Disbursement Agreement, the Notes, and the other Finance Documents and Trust Transaction Documents are hereby approved.

Resolved, that each of the [Chief Executive Officer and Chief Financial Officer], or any other executive officer of the Company (each an “Authorized Officer”), acting for and on behalf of the Company and as its act and deed be, and they hereby are, authorized and empowered:

Note Proceeds. To receive from time to time from UMB Bank, National Association, as Trustee, solely in its capacity as Disbursing Agent (“Disbursing Agent”), on such terms as agreed in the Disbursement Agreement the proceeds of the Notes.

Execute Finance Documents. To execute and deliver to the Servicer, Disbursing Agent and/or the Trustee, as applicable, and perform, the Indenture, the Disbursement Agreement and the, and any and all other Finance Documents to which the Company is a party or required to execute or deliver, and also to execute or deliver to Disbursing Agent, the Trustee and/or Servicer, as applicable, any amendments, modifications, supplements, renewals, extensions, refinancings, consolidations, or substitutions for the Finance Documents that may be requested or as they may in their discretion deem advisable, such determination to be conclusively evidenced by such Authorized Officers’ execution of the same.

Grant Security. To grant a security interest to Servicer in its capacity as Security Trustee, for itself and/or the benefit of the Security Beneficiaries, in the Collateral described in the Finance Documents, which security interest may secure any and all of the Company’s Obligations (as defined in the Disbursing Agreement) and of the Company’s other obligations under the Finance Documents and the Trust Transaction Documents and take all such actions may be required or requested by Servicer, the Trustee, and/or Disbursing Agent to perfect and maintain a perfected, first priority security interest in such Collateral.

Negotiate Items. To draw, endorse, and discount with Disbursing Agent, Servicer and/or the Trustee, as applicable, all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Company or in which the Company may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Company, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Further Acts. To designate additional or alternate individuals as being authorized under these Resolutions, and in all cases, to do and perform such other acts and things, to pay any and all fees, costs and expenses, and to execute and deliver such other documents, agreements certificates and other writings as they may in their discretion deem reasonably necessary or proper or advisable in order to carry into effect, the provisions of these Resolutions, such determination to be conclusively evidenced by such Authorized Officer’s execution of the same.

Be It Further Resolved, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Disbursing Agent, Servicer and Trustee may rely on these Resolutions until written notice of their revocation shall have been delivered to and actually received by Disbursing Agent and Servicer. Any such notice shall not affect any of the Company’s agreements or commitments in effect at or prior to the time such notice is given.

We Further Certify that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Company, as the case may be, and occupy the positions set opposite their names in the incumbency delivered in connection herewith; that the foregoing Resolutions now stand of record on the books of the Company, and that the Resolutions have not been rescinded, revoked, superseded or modified in any manner and are in full force and effect on the date set forth above.

[remainder of page intentionally left blank]

In Witness Whereof, each of the undersigned has duly executed this Unanimous Written Consent to be effective as of the date first written above.

By:

By:

By:

By:

Each as a member of the [______] of [____]

attachment 4

Incumbency of Issuer

Name	Office	Signature

attachment 5

Good Standing Certificate and foreign qualification certificate of Issuer

(see attached)

Exhibit F

Financial Covenant Supplement

[***]:               [***]

[***]:               [***]

[***]:                    [***]

[***]:    [______]

                 [***]

[***]

[***]

[***]

By:

Name:

Title:

[***]

[***]

[***]	[***]

[***]	[***]

[***]

[***]	[***]